                                                                    EXHIBIT 10.1

                                   L E A S E
                                   ---------



THIS INSTRUMENT IS A LEASE, dated as of August 31, 1995 in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the "Building") known and numbered as 80 Blanchard Road, Burlington, Massachusetts. The parties to this instrument hereby agree with each other as follows:

                                   ARTICLE I
                                   ---------

                             BASIC LEASE PROVISIONS
                             ----------------------

      1.1   INTRODUCTION. The following terms and provisions set forth basic
            --------------
      data and, where appropriate, constitute definitions of the terms hereinafter listed:

      1.2   BASIC DATA.
            -----------

      LANDLORD: Teachers Realty Corporation

      LANDLORD'S ORIGINAL ADDRESS:
         c/o Finard & Company, Inc.
         Three Burlington Woods Drive
         Burlington, MA 01803

TENANT:  Desktop Data, Inc.

      TENANT'S ORIGINAL ADDRESS:
         1601 Trapelo Road
         Waltham, MA 02154

      GUARANTOR: N/A

      BASIC RENT:

            Period or                Rate Per    Basic Rent     Monthly
            Lease Year              Square Foot  (per annum)   ----------
----------------------------------  -----------  -----------
                1                        $10.03  $302,735.49   $25,227.95

                2                        $10.28  $310,281.24   $25,856.77

                3                        $10.53  $317,826.99   $26,485.58

                4                        $10.78  $325,372.74   $27,114.39

                5                        $11.03  $332,918.49   $27,743.20

                6                        $11.03  $332,918.49   $27,743.20

                7                        $11.03  $332,918.49   $27,743.20

                8                        $11.03  $332,918.49   $27,743.20
          (partial year)

      The Basic Rent set forth above is subject to increase and adjustment effective as of the First Expansion Commencement Date by the amount of the First Expansion Rent and again on the Second Expansion Commencement Date by the amount of the Second Expansion Rent due to the addition of the First Expansion Space and the Second Expansion Space to the "Premises", all as more particularly set forth in Section 14.29(c) and (d) of this Lease. Notwithstanding the foregoing to the contrary, in the event that the entire Expansion Space is added to the Premises as of the "Expansion Commencement Date", pursuant to Section 14.29(b) hereof (rather than phased in pursuant to Sections 14.29(c) and (d) hereof) then, effective as of the Expansion Commencement Date, the Basic Rent specified above shall be increased and adjusted by the "Expansion Rent" (as defined in Section 14.29(b) hereof).

      PREMISES RENTABLE AREA:

Period                                          Premises Rentable Area
-------------------------------------  -----------------------------------------

A.  Subject to D. hereof,              Approximately 30,183 rentable square feet
 Commencement Date through the day
 immediately preceding the First
 Expansion Commencement Date

B.  Subject to D. hereof, First        Approximately 36,238 rentable square feet
 Expansion Commencement Date through
 the day immediately preceding the
 Second Expansion Commencement Date

C.  Subject to D. hereof, Second       Approximately 39,482 rentable square feet
 Expansion Commencement Date through
 the last day of the Term of this
 Lease

         D. Notwithstanding the foregoing to the contrary, in the event that the entire Expansion Space is added to the Premises as of the Expansion Commencement Date pursuant to Section 14.29(b) hereof (rather than phased in pursuant to Sections 14.29(c) and (d) hereof) then, effective as of the Expansion Commencement Date and thereafter for the remainder of the Term of this Lease, the Premises Rentable Area shall be deemed to be 39,482 rentable square feet.

      PERMITTED USES: General office and uses that are ancillary and incidental to general office use exclusive however of any office use which would cause the Premises to be deemed a "Place of Public Accommodation" as defined in the Americans with Disabilities Act of 1990 and any regulations promulgated thereunder, all as amended.

      ESCALATION FACTOR:

Period                                    Escalation Factor
----------------------------------------  ------------------
A.  Subject to D. hereof, Commencement          76.45%
 Date through the day immediately
 preceding the First Expansion
 Commencement Date

B.  Subject to D. hereof, First                 91.78%
 Expansion Commencement Date through
 the day immediately preceding the
 Second Expansion Commencement Date

C.  Subject to D. hereof, Second                  100%
 Expansion Commencement Date through
 the last day of the Term of this Lease

         D. Notwithstanding the foregoing to the contrary, in the event that the entire Expansion Space is added to the Premises as of the Expansion Commencement Date pursuant to Section 14.29(b) hereof (rather than phased in pursuant to Section 14.29(c) and (d) hereof) then, effective as of the Expansion Commencement Date and thereafter for the remainder of the Term of this Lease, the Escalation Factor shall be 100%.

      INITIAL TERM: 7 years and three full calendar months commencing on the Commencement Date and expiring at the close of the day which is 87 full calendar months after the Commencement Date (plus any partial calendar month in which the Commencement Date shall occur in the event that the Commencement Date shall be other than the first day of a calendar month).

      SECURITY DEPOSIT:  $229,000.00 payable as and when provided in Section
      14.17 hereof.

      BASE OPERATING EXPENSES: The Operating Expenses for the calendar year ending December 31, 1996 adjusted and extrapolated as provided in Section 9.1(ii) hereof.

      BASE TAXES: The real estate taxes assessed to the Property for the fiscal year ending June 30, 1996, as they may be reduced by the amount of any abatement.

1.3   ADDITIONAL DEFINITIONS.
      -----------------------

      MANAGER:  Finard & Company, Inc.

      BUILDING RENTABLE AREA:  39,482 rentable square feet.

      BUSINESS DAYS: All days except Saturday, Sunday, New Year's Day, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Friday immediately following Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

      COMMENCEMENT DATE: As defined in Section 4.1.

      DEFAULT OF TENANT: As defined in Section 13.1.

      ESCALATION CHARGES: The amounts prescribed in Sections 8.1 and 9.2.

      ESCALATION FACTOR COMPUTATION: Premises Rentable Area divided by the Building Rentable Area.

      FORCE MAJEURE: Collectively and individually, strike or other labor trouble, fire or other casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of, or inability to obtain, fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

      INITIAL PUBLIC LIABILITY INSURANCE: $1,000,000 per person; $3,000,000 per occurrence (combined single limit) for property damage, bodily injury or death.

       LEASE YEAR OR LEASE YEAR:   Each consecutive 12 calendar month period
       immediately following the Commencement Date, but if the Commencement Date shall fall on other than the first day of a calendar month, then such term shall mean each consecutive twelve calendar month period commencing with the first day of the first full calendar month of the Initial Term. The first lease year shall include any partial month between the Commencement Date and the first day of the first full calendar month immediately following the Commencement Date.

       OBS Costs: Shall mean, as to the initial 30,183 square foot Premises being built-out pursuant to Article IV hereof, all costs associated with completing Landlord's Work resulting from the inclusion of matters not shown on Exhibit B into Proposed Plans or Tenant's Plans and those costs to Landlord resulting from changes in Tenant's Plans once approved by Landlord and Tenant and as to the Expansion Space all costs of performing Landlord's Expansion Work, Landlord's First Expansion Work and Landlord's Second Expansion Work, as applicable, in excess of, respectively, the Expansion Allowance, the

       First Expansion Allowance and the Second Expansion Allowance in excess of Sections 14.29(b), (c) and (d) of this Lease.

      OPERATING EXPENSES: As set forth in Section 9. 1.

      OPERATING YEAR: As defined in Section 9.1.

      PREMISES:

Period                                            Premises
---------------------------  ---------------------------------------------------

A.  Subject to D. hereof,    The portions of the Building marked on Exhibit A
 Commencement Date through   as the "Original Space"
 the day immediately
 preceding the First
 Expansion Commencement
 Date

B.  Subject to D. hereof,    The portion of the Building marked on Exhibit A as
 First Expansion             the "Original Space" plus the "First Expansion
 Commencement Date through   Space"
 the day immediately
 preceding the Second
 Expansion Commencement
 Date

C.  Subject to D. hereof,    The portion of the Building marked on Exhibit A as
 Second Expansion            the "Original Space" plus the "First Expansion
 Commencement Date through   Space and the "Second Expansion Space"
 the last day of the Term
 of this Lease

         D. Notwithstanding the foregoing to the contrary, in the event that the entire Expansion Space is included in the Premises as of the Expansion Commencement Date pursuant to Section 14.29(b) (rather than phased in pursuant to Sections 14.29(c) and (d) hereof) then, effective as of the Expansion Commencement Date and thereafter for the remainder of the Term of this Lease, the Premises shall include the entire Expansion Space.

      PROPERTY: The Building and the land parcels on which it is located (including adjacent sidewalks).

      TAX YEAR: As defined in Section 8.1.

      TAXES: As determined in accordance with Section 8. 1.

      TENANTS REMOVABLE PROPERTY: As defined in Section 5.2.

      TERM OF THIS LEASE: The Initial Term and any extension thereof in accordance with the provisions hereof.

      UTILITY EXPENSES: As defined in Section 9.1.

      EXHIBITS: The following Exhibits are annexed to this Lease and incorporated herein by this reference:

      Exhibit A -  Plan showing Premises (including "Original Space", "First
                Expansion Space" and "Second Expansion Space")
      Exhibit B -  Space Plan and Specifications
      Exhibit B-1 - Tenant's Additional Work
      Exhibit C -  Landlord's Base Building Work
      Exhibit D -  Janitorial and Cleaning Services to be
                 provided to Premises
      Exhibit E -  Operating Expenses
      Exhibit F -  Plan of the Land Parcel
      Exhibit G -  Rules and Regulations
      Exhibit H -  Tenant's Approved Signage


                                   ARTICLE II
                                   ----------

                        PREMISES AND APPURTENANT RIGHTS.
                        --------------------------------

      2.1  LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for
           ------------------
      the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises upon the terms and conditions hereinafter set forth.

      2.2  APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as
           ------------------------------------
      appurtenant to the Premises, the non-exclusive right to use, and permit its agents, servants, guests, employees and invitees to use in common with others, public or common lobbies, hallways, stairways and elevators and common walkways and roadways necessary for access to the Building together with common parking areas, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but Tenant shall have no other appurtenant rights and all such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section
      14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used. Landlord shall not grant rights to use the parking areas on the Property to tenants or occupants of other buildings, it being agreed and understood that the parking areas located on the Property are exclusively for the use of tenants and occupants of the Building.

      (b) Excepted and excluded from the Premises are the areas above the interior surface plane of the ceiling, floor slab, exterior perimeter walls and exterior windows, except the inner surfaces thereof, but the entry doors (and related glass and finish work) to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) interior storm windows, subcontrol devices (by way of illustration, an electric sub panel, etc.), utility lines, pipes, equipment and the like, in, over and upon the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls. Except as otherwise expressly provided in this Lease, Landlord shall be responsible for the installation, repair and maintenance of such access panels.

      (c) Tenant and any permitted sublessee or permitted assignee of Tenant shall have the right in common with other tenants of the Building to have identity on the Building Directory Sign.


                                  ARTICLE III
                                  -----------

                                   BASIC RENT
                                   ----------


      3.1  PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by
           --------
      Landlord, commencing on the Commencement Date without offset, abatement (except as otherwise expressly provided in this Lease), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice to Tenant, in lawful money of the United States. In the event that any installment of Basic Rent is not paid within ten (10) days after the due date thereof, Tenant shall pay, in addition to any Escalation Charges or other additional charges due under this Lease, at Landlord's request an administrative fee equal to 5% of the overdue payment.

      (b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

      (c) Intentionally Omitted.

      (d) Notwithstanding anything contained in Section 1.2 or in this Article III to the contrary, Tenant shall not be required to pay Basic Rent for and with respect to the first two (2) calendar months of the Initial Term.

                                   ARTICLE IV
                                   ----------

                           COMMENCEMENT AND CONDITION
                           --------------------------


     4.1    COMMENCEMENT DATE.  The Commencement Date shall be the last to occur
            ------------------
     of (i) November 1, 1995 (the "Construction Completion Date"), or (ii) the day following the date on which the Premises are "ready for occupancy" as provided in Section 4.2. Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Commencement Date, such date shall for all purposes of this Lease be the Commencement Date. The Tenant shall, upon demand of the Landlord, execute a certificate confirming the Commencement Date as it is determined in accordance with the provisions of this Section
     4.1. Notwithstanding the foregoing to the contrary, Landlord shall permit Tenant's agents to have access to the Premises for purposes of performing installation of Tenant's wiring and telecommunications systems in coordination with Landlord's Contractors. Tenant shall cause and require that its agents and contractors perform such work in compliance with
     Article V and in such a manner as to avoid substantial interference with the performance of Landlord's Work, Tenant's Additional Work and Landlord's Base Building Work. From and after the date of such entry, Tenant shall be bound by all of the provisions of this Lease except the obligation to pay Basic Rent and Escalation Charges.

     4.2            TENANT'S PLANS; APPROVALS; PREPARATION OF THE PREMISES.
                    -------------------------------------------------------

               (a) Attached hereto as Exhibit B is a Space Plan together with certain written specifications (hereafter the "Space Plan") depicting installations and improvements necessary to prepare the Premises for Tenant's occupancy. Upon execution and delivery of this Lease by Landlord and Tenant, Landlord shall cause its architects and engineers to prepare final working drawings and specifications reflecting the work and improvements shown on Exhibit B (the "Proposed Plans"). Upon completion of such Proposed Plans, Landlord shall submit same to Tenant for review and approval Tenant shall either approve or reject such Proposed Plans within ten (10) days after receipt from Landlord. Tenant hereby agrees to approve such Proposed Plans provided that they are substantially in compliance with those matters set forth in Exhibit B. Failure of Tenant to object to any aspect of such Proposed Plans within the time and manner provided above shall be deemed an approval of such Proposed Plans and authorization for Landlord to proceed with Landlord's Work in accordance therewith. Tenant shall have the right to consult with Landlord's architect for purposes of review and approval of Proposed Plans.

               If Tenant shall reject any aspect of such Proposed Plans within the time and manner provided above, Landlord shall promptly make such revisions to the Proposed Plans as may be necessary so as to bring them into substantial compliance with the matters set forth in Exhibit B.
     Tenant shall approve such revised Proposed Plans provided that the matters shown thereon are in substantial compliance with those matters set forth in Exhibit B. Tenant shall approve or reject such revised Proposed Plans within Ten (10) days after receipt from Landlord. Failure of Tenant to object to any aspect of such revised Proposed Plans within the time and manner herein provided shall be deemed a waiver of such right by Tenant and Tenant shall be deemed to have approved such revised Proposed Plans as submitted by Landlord and to have authorized Landlord to proceed with Landlord's Work in accordance therewith. Upon approval of such Proposed Plans by both Landlord and Tenant in accordance with the provisions hereof, such working drawings and specifications shall be deemed to be Tenant's Plans for all purposes under this Lease.

               To the extent that Tenant shall request any changes or modifications to the Proposed Plans (other than changes necessary to make the Proposed Plans substantially comply with the matters set forth in Exhibit B), and provided the Landlord shall approve such changes, which approval shall not be unreasonably withheld or delayed, Landlord shall promptly make such revisions as requested by Tenant. Upon completion of such revised Proposed Plans, Landlord shall submit same, together with a statement from Landlord of the OBS Costs, if any, and the amount of Tenant Delays, if any, in completing Landlord's Work as a result of such requested changes, to Tenant for Tenant's prompt review and approval. Tenant shall respond to such revisions within Ten (10) days after receipt from Landlord. Tenant's failure to respond to any such changes within the Ten (10) day period specified above shall be deemed an approval of such revised Proposed Plans, acceptance of the applicable OBS Costs and the amount of Tenant Delays, if any, and authorization to Landlord to proceed with the work as shown on such revised Proposed Plans. Upon final approval of revised Proposed Plans by Landlord and Tenant, Landlord shall proceed with the work as shown on such revised Proposed Plans.

               To the extent that Tenant shall request any changes or modifications to Tenant's Plans once they are approved by Landlord and Tenant or if Tenant shall require modifications to Proposed Plans to include matters not specifically shown on Exhibit B (and provided that Landlord shall approve such changes, in accordance with the provisions of this Lease), Tenant shall pay the additional cost of completing Landlord's Work as the result of such changes to Landlord as OBS Costs hereunder as follows: 50% of OBS Costs shall be paid at the time of approval of such change and 50% shall be paid on the Commencement Date (or, in either case, at such later time as Landlord advises Tenant of the amount of such excess). Tenant shall, if requested by Landlord, execute a work letter confirming such excess costs prior to the time Landlord shall be required to commence work.

               Landlord shall exercise all reasonable good faith efforts to complete the work ("Landlord's Work") necessary to prepare the Premises for Tenant's occupancy pursuant to Tenant's Plans and Landlord's Base Building Work on or before the Construction Completion Date, but Tenant shall have no claim against Landlord for failure to complete such Landlord's Work and Landlord's Base Building Work on or before the Construction Completion Date, except for the right to terminate this Lease in accordance with
     Section 4.2(c). Landlord hereby agrees to perform Landlord's Work and Landlord's Base Building Work (i) in compliance with all applicable laws, rules, ordinances and codes in effect as of the Commencement Date (ii) in a good and workmanlike manner and (iii) at Landlord's sole cost and expense (subject to Tenant's obligation to pay OBS Costs as hereinabove set forth).

     (b) The Premises shall be deemed "ready for occupancy" on the first Business Day (the "Substantial Completion Date") following written notice to Tenant that Landlord's Work and Landlord's Base Building Work have been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing substantial interference with Tenant's use of the Premises (i.e., so called "punch list" items) which notice shall be accompanied by Landlord's and the architect's certificates certified to Tenant that Landlord's Work and Landlord's Base Building Work have been substantially completed (a "Completion Certificate") and Landlord shall have obtained a Final Certificate of Occupancy or an Occupancy Permit for the Premises (a "C of O"). It is agreed and understood that a so-called "conditional" or "temporary" Certificate of Occupancy or Occupancy Permit shall be deemed to satisfy the C of O requirement of the immediately preceding sentence provided that the only condition(s) to issuance of a Final C of O then outstanding pertain solely to matters or work which are the responsibility of the Tenant rather than the obligation or responsibility of Landlord under this Lease. Tenant shall provide Landlord with the final punch list (the "Final Punch List") within Ten (10) days after Tenant's receipt of a Completion Certificate from Landlord's Architect. Tenant shall afford Landlord access to the Premises for the purpose of completing the Final Punch List after the Commencement

     Date, if necessary and such Final Punch List shall be completed within Thirty (30) days after Landlord's receipt of same.

     (c) If the Substantial Completion Date has not occurred by the Construction Completion Date (as it may be extended pursuant to Section 4.4), Tenant shall have the right to terminate this Lease by giving notice to Landlord, not later than fifteen (15) days after the Construction Completion Date (as so extended), of Tenant's desire so to do. Upon the giving of such notice within the time and manner required, this Lease shall cease and come to an end without further liability or obligation on the part of either party and Landlord shall release any security then being held by Landlord under this Lease on the date which is the first to occur of (i) the date which is seventy five (75) days after the giving of such notice (which 75 day period shall be automatically extended by delays in Substantial Completion caused by Force Majeure) or (ii) March 1, 1996 (the "Outside Date"), unless, within such period, Landlord substantially completes Landlord's Work to the extent required by Section 4.2(b) above, which substantial completion shall void Tenant's election to terminate; and such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such work within such time.

     4.3            CONCLUSIVENESS OF LANDLORD'S PERFORMANCE. Unless Tenant
                    -----------------------------------------
     shall have given Landlord written notice by the end of the first full calendar year after the Commencement Date of specific respects in which Landlord has not performed Landlord's Work and Landlord's Base Building Work in compliance with the matters set forth in Exhibit B and the final approved Tenant's Plans, Tenant shall have no claim that Landlord has failed to perform any of Landlord's Work or Landlord's Base Building Work. Except for Landlord's Work and Landlord's Base Building Work and except as otherwise expressly provided in this Lease, the Premises are being leased in their condition, "as is" without warranty or representation by Landlord. Landlord hereby agrees to perform Landlord's Work and Landlord's Base Building Work in compliance with the requirements of the Americans with Disabilities Act of 1990 as amended. Tenant acknowledges that it has inspected the Premises and common areas of the Building and, except for Landlord's Work and Landlord's Base Building Work shown on Exhibit C has found the same to be satisfactory.

     4.4            TENANT'S DELAYS. (a) If a delay shall occur in the
                    ----------------
     Substantial Completion Date as the result of:

               (i) any written request by Tenant that Landlord delay in the commencement or completion of Landlord's Work for any reason; or

               (ii) any requested change by Tenant in Exhibit B or Proposed Plans (except such changes to Proposed Plans as are required and necessary due to the fact that Proposed Plans are not submitted to Tenant substantially in accordance with Exhibit B) Tenant's Plans or Tenant's failure to timely approve Proposed Plans submitted to Tenant for approval by Landlord; or

               (iii) any other act or omission of Tenant or its officers, partners, agents, servants or contractors which shall cause a delay in the Substantial Completion Date; or

               (iv) any requested change by Tenant with respect to Exhibit B-1;
     or

               (v) any reasonably necessary displacement of any of Landlord's Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in clauses (i), (ii), (iii) or (iv) of this paragraph and the fitting of such Work back into the schedule;

     then, in any such event, Tenant shall, from time to time and within ten
     (10) days after demand therefor, pay to Landlord for each day the Substantial Completion Date is delayed by reason of the delays referred to in clauses (i), (ii), (iii), (iv) or (v) above, an amount equal to one day of Basic Rent (pro-rated on a daily basis) for each such day of delay. Landlord shall provide Tenant with written notice of any circumstances which will result in a Tenant's Delay within a reasonable time after Landlord or Landlord's agents, employees or contractors shall have actual knowledge and notice of the occurrence of any such circumstances. Landlord shall provide Tenant with written notice of any claimed Tenant's Delay.

     (b) The delays referred to in paragraph (a) are herein referred to collectively and individually as "Tenant's Delay".

     (c) If, as a result of Tenant's Delay, the Substantial Completion Date is delayed in the aggregate for more than seventy five (75) days, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing Landlord's Work, plus an amount equal to Landlord's out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and reasonable legal fees, together with any amount required to be paid pursuant to paragraph (a) through the effective termination date.

     (d) The Construction Completion Date and the Outside Date (as defined in
     Section 4.2(c) shall automatically be extended for the period of any delays caused by Tenant's Delay.

     4.5 LANDLORD'S BASE BUILDING WORK.  Landlord hereby agrees to perform the
         -----------------------------
     work and provide the materials necessary to complete the improvements referenced in Exhibit C hereto ("Landlord's Base Building Work") at Landlord's sole cost and expense on or before the Commencement Date.

     4.6 SATELLITE DISH.  To the extent permitted by applicable laws, rules,
         --------------
     ordinances and codes of the Town of Burlington or any other state or federal agency having jurisdiction, Landlord will not unreasonably withhold or delay its consent to the installation of up to ten (10) rooftop satellite dishes on the roof of the building. Such satellite dishes shall be used solely by Tenant in the course and conduct of its business and Tenant shall not grant others the right to use same. Tenant shall be responsible for all costs and expenses associated with the installation, maintenance and repair of said rooftop satellite dishes. The location of any such dish shall be subject to the mutual agreement of Landlord and Tenant which shall not be unreasonably withheld or delayed. Upon expiration or earlier termination of the Lease, Tenant shall remove such satellite dishes from the roof of the building and repair any damage to the roof of the building caused by the installation and/or removal of such satellite dishes. Tenant hereby acknowledges and agrees that Landlord makes no representation or warranty as to whether or not installation of rooftop satellite dishes is permitted in accordance with applicable laws of the Town of Burlington and/or any other state, local or federal agency. Tenant hereby acknowledges and agrees that responsibility for compliance of law with respect to such satellite dishes shall be the sole and exclusive responsibility of the Tenant. Notwithstanding anything to the contrary in this Lease, Tenant shall be solely responsible for any damages or the cost of any repairs to or replacements of the building roof system resulting from the installation, removal or maintenance of the satellite dishes by Tenant.

     4.7    TENANT'S ADDITIONAL WORK.  Attached as Exhibit B-1 is a description
            -------------------------
     of certain work and improvements which Tenant has requested that Landlord perform ("Tenant's Additional Work"). Landlord and Tenant hereby approve all matters described in Exhibit B-1. Landlord shall perform Tenant's Additional Work in compliance with all applicable laws and in a good and workmanlike manner.

     As an additional charge under this Lease, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with performing Tenant's Additional Work in the amounts shown on Exhibit

     B-1 as and when Tenant is invoiced therefor by Landlord, but in no event later than thirty (30) days after such invoice. If Tenant shall request and Landlord shall agree to perform any modifications or changes to Exhibit B-1, Tenant shall also be responsible for any costs or expenses incurred by Landlord in connection with performing the work resulting from modification or change to B-1. Notwithstanding the foregoing to the contrary, Landlord shall be responsible for the first $25,000.00 of the cost of Tenant's Additional Work.

                                   ARTICLE V
                                   ---------

                                USE OF PREMISES
                                ---------------


      5.1  PERMITTED USE. (a) Tenant agrees that the Premises shall be used and
           --------------
      occupied by Tenant only for Permitted Uses.

      (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

            (i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

            (ii) Except as expressly permitted in Section 14.30 hereof, Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisements or the like visible to public view outside of the Premises. Landlord will not unreasonably withhold consent for signs or lettering in Tenant's reception area or on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted a sketch of the sign to be placed on such entry doors.

       In addition to the foregoing, at such time as the Tenant is the sole tenant of the Building (and only during such times as Tenant is the sole Tenant of the Building) Landlord shall not unreasonably withhold or delay its consent to Tenant installing signage consisting of Tenant's name on the exterior glass main entry door to the Building. Tenant shall remove any such signage upon expiration or earlier termination of the Term of this Lease.

            (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause offensive odors or loud noise or constitute a nuisance or menace to any other tenant or tenants or other persons in the Building;

            (iv) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations; and

            (v) Tenant shall only occupy the Premises for the Permitted Uses and for no other purposes.

      5.2  INSTALLATION AND ALTERATIONS BY TENANT. (a) Tenant shall make no
           ---------------------------------------
      alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Premises without Landlord's prior written consent. Any such alterations, additions or improvements shall (i) be in accordance with complete plans and specifications prepared by Tenant and approved in advance by Landlord; (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws including, without limitation, the provisions of the Americans with Disabilities Act of 1990 and applicable regulations; (iii) be performed and completed in the manner required in Section 5.2(d) hereof; (iv) be made at Tenant's sole expense and at such times as Landlord may from time to time reasonably designate; and (v) become a part of the Premises and the property of Landlord unless Landlord shall require removal thereof by Tenant upon expiration or earlier termination of the Term of this Lease or if Tenant shall advise Landlord that Tenant intends to remove same upon expiration of this Lease, by written notice to Landlord either at the time Tenant shall request permission to install same or no later than nine (9) months prior to expiration of the Term of this Lease. Tenant shall repair any damage occasioned by such removal. Notwithstanding the foregoing to the contrary, Landlord will not unreasonably withhold or delay its consent to non-structural and non-mechanical alterations or improvements to the Premises.

      (b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

      (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the

      Premises based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such actions by bonding, deposit or payment as will remove or satisfy the lien.

      (d) All of the Tenant's alterations, additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by contractors or workmen first approved by Landlord, which approval will not be unreasonably withheld or delayed. Installation and moving of furnishings, equipment and the like shall be performed only with labor compatible with that being employed by Landlord for work in or to the Building and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building. Except for work by Landlord's general contractor, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than a combined single limit of Two Million and No/100ths ($2,000,000.00) Dollars (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and to discharge any such liens which may so attach within thirty (30) days of attachment and, at the request of Landlord to deliver to Landlord performance bonds as to work that has an aggregate cost of completion in excess of $100,000.00. Upon completion of any work done on the Premises by Tenant, its agents, employees, or independent contractors, Tenant shall promptly deliver to Landlord original lien releases and waivers executed by each contractor, subcontractor, supplier, materialmen, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived.

                                   ARTICLE VI
                                   ----------

                           ASSIGNMENT AND SUBLETTING
                           -------------------------


      6.1  PROHIBITION. (a) Except as otherwise expressly provided in this
           ------------
      Lease, Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting.

      (b) The provisions of paragraph (a) of this Section shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events
      (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer,
      (ii) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting.

      (c) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No assignment or subletting, or occupancy shall affect Permitted Uses.

           (d) In connection with any request by Tenant for consent to assignment or subletting, Tenant shall first submit to Landlord in writing: (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, and (iii) all terms and provisions upon which the proposed assignment or subletting is to be made. Upon receipt from Tenant of such request and information, the Landlord shall have an option (sometimes hereinafter referred to as the "option" or "Take Back Option") to be exercised in writing within fifteen (15) days after its receipt from Tenant of such request and information, if the request is to assign the Lease or to sublet all of the Premises, to cancel or terminate this Lease, or, if the request is to sublet a portion, of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case, as of the date set forth in Landlord's notice of exercise of such option, which shall be not less than thirty (30) nor more than sixty (60) days following the giving of such notice; in the event Landlord shall exercise such option, Tenant shall surrender possession of the entire Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of Premises at the expiration of the Term. If this Lease shall be cancelled as to a portion of the Premises only, Basic Rent, and Escalation Charges shall thereafter be abated proportionately according to the ratio the number of square feet of the portion of the space surrendered bears to the size of the Premises.

           If Landlord shall not exercise its option pursuant to the foregoing provisions, Landlord will not unreasonably delay or withhold its consent to the assignment or subletting to the party referred to upon all the terms and provisions set forth in Tenant's notice to Landlord, provided that the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of this Article VI of the Lease so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment or subletting which are set forth in Article VI of the Lease as amended hereby except that no such assignee or sublessee shall have any right to further assign or sublet the Premises. Further, in any case where Landlord consents to an assignment or a subletting, Landlord shall be entitled to receive all Subleasing Overages (as said term is hereinafter defined). As used herein, the term "Subleasing Overages" shall mean, for each period in question, all amounts received by Tenant in excess of Basic Rent, and Escalation Charges and other items of additional rent reserved under this Lease attributable to the space sublet (including, without limitation, all lump sum payments made in connection therewith).

           Any such assignment or subletting shall nevertheless be subject to all the terms and provisions of Article VI and no assignment shall be binding upon Landlord or any of Landlord's mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as Tenant hereunder. In addition, Tenant shall furnish to Landlord a conformed copy of any sublease effected under terms of this Article VI. In no event shall the Tenant hereunder be released from its liability under this Lease.

           (e) Provided that Tenant shall first provide Landlord with written notice and the information described in clauses d(i), (ii) and (iii) of
      Section 6.1(d) hereof, Landlord shall not unreasonably withhold or delay its consent (nor shall the Take Back Option apply) to the subletting of up to 10,000 rentable square feet of the Premises (in the aggregate). In addition, Landlord shall only be entitled to receive 50% of the Subleasing Overages attributable to a subletting made by Tenant pursuant to the provisions of Section 6.1(e) hereof. Except as herein specified all other provisions of this Article VI shall be applicable to any such subletting made by Tenant pursuant to this Section 6.1 (e).

           (f) As additional rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any assignment or subletting under this Article VI.


                                  ARTICLE VII
                                  -----------

             RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES;
             ------------------------------------------------------

                      SERVICES TO BE FURNISHED BY LANDLORD
                      ------------------------------------


      7.1  LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease,
           -----------------
      Landlord agrees to keep in good order, condition and repair the roof, common areas, exterior walls (including exterior glass) and structure of the Building (including plumbing, mechanical and electrical systems installed by Landlord but excluding any Liebert hvac units serving Tenant's computer room and any systems installed by Tenant or installed specifically for Tenant's benefit after the completion of Landlord's Work pursuant to Article IV), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass in the Premises or for the doors (or related glass and finish work) leading to the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its agents, employees, invitees or contractors. Subject to all other applicable provisions of this Lease, if Landlord or Landlord's agents, servants, employees or contractors shall negligently perform or negligently fail to perform a repair, and as a result of such negligent act or omission in performing such repair, damage to the physical condition of the Premises shall occur, then Landlord shall, at its sole cost and expense, repair such physical damage to the Premises (exclusive of Tenant's Removable Property) resulting from such negligent act or omission by Landlord (and the cost of repairing such physical damage shall not be includable in Operating Expenses). Landlord shall not be responsible to make any improvements or repairs to the Premises or Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease. Except as otherwise expressly provided in this Section 7.1, all costs and expenses sustained or incurred by Landlord in performing its obligations pursuant to this
      Section 7.1 shall be included in Operating Expenses.

      (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

      (c) Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option be furnished from time to time, in whole or in part, by employees of Landlord or by the Manager of the Property or by one or more third persons.

      7.2  TENANT'S AGREEMENT. (a) Tenant will keep neat and clean and maintain
           -------------------
      in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Term, in such condition. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the Boston Board of Fire Underwriters, and shall, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law.

        Notwithstanding the foregoing provisions of this Section 7.2(a), and provided that Tenant is acting in good faith, Tenant shall have the right to contest or appeal any order by a court or governmental authority requiring compliance with such laws, ordinances, directions, rules or regulations and to negotiate compliance therewith and Tenant shall not be required to comply with same to the extent that Tenant is in good faith contesting or appealing compliance by appropriate proceedings. Notwithstanding anything contained in this paragraph to the contrary, in no event shall any such non-compliance, contest or appeal by Tenant result in or impose upon Landlord any criminal or civil penalties or enforcement actions or liabilities of any kind or nature. Further, Tenant hereby agrees to indemnify and hold Landlord harmless from and against any loss, cost, damage, claim, injury or harm sustained or incurred by Landlord (including, without limitation, all costs and legal fees) as the result of or related to any attempted exercise or exercise of Tenant's rights to contest not comply or appeal as set forth in this paragraph. Notwithstanding the foregoing or the provisions of Article XII, Tenant shall be responsible for the cost of repairs which may be necessary by reason of damage to the Building caused by any act or neglect of Tenant or its agents, employees, contractors or invitees (including any damage by fire or any other casualty arising therefrom).

      (b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof) and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. Notwithstanding the foregoing, Landlord may elect to take action hereunder immediately and without notice to Tenant if Landlord reasonably believes an emergency to exist.

      (c) Without limitation of the foregoing provisions of this Section 7.2, Tenant shall throughout the Term of this Lease perform, at Tenant's sole cost and expense, the cleaning and janitorial services to the Premises and (as specified in Exhibit D) the Common Areas of the Building in accordance with and as and when specified in Exhibit D. It is agreed and understood that Landlord shall have no responsibility to clean the Premises or the Common Areas or any of the windows of the Building.

      7.3    FLOOR LOAD - HEAVY MACHINERY. (a) Tenant shall not place a load
             -----------------------------
      upon any floor in the Premises exceeding 80 pounds per square foot and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld or delayed but which may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

      (b) If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnity and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

      7.4  BUILDING SERVICES. (a) Landlord shall furnish heating and cooling as
           ------------------
      normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 125 square feet of Premises Rentable Area. The cost and expense of utilities required to provide heating, ventillation and cooling to the Premises shall be borne by Tenant in accordance with the provisions of
      Section 7.5 hereof. In the event Tenant introduces to the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

      (b) Landlord shall also provide:

            (i) Passenger elevator service from the existing passenger elevator system in common with Landlord and other tenants in the Building on a 24 hour, seven (7) day a week basis.

            (ii) Cold water (at temperatures supplied by the Town of Burlington) for drinking, lavatory and toilet purposes on a 24 hour, seven (7) day a week basis. If Tenant uses water for any purpose other than for ordinary lavatory, shower and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge.

            (iii) Intentionally Omitted.

            (iv) Access to the Premises seven days per week, twenty-four hours per day, subject to reasonable security restrictions and restrictions based on emergency conditions and all other applicable provisions of this Lease including, without limitation, the provisions of Section 7.4(a) hereof.

            (v) Landscaping for the exterior areas of the Property and snow and ice removal with respect to the parking areas, roadways and sidewalks located on the Property.

      (c) Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations or replacements, in the reasonable judgment of Landlord desirable or necessary, or when prevented from supplying such services or use by strikes, lockouts, difficulty in obtaining materials, accidents or any other cause beyond Landlord's control, or by laws, orders or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Failure or omission on the part of Landlord to furnish any of the foregoing services or use shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. To the extent within its reasonable control, Landlord shall use good faith, commercially reasonable efforts to promptly restore any such service which is suspended, curtailed, stopped or interrupted.

7.5    UTILITIES.  (a) Electric service and consumption for the entire Property
       ---------
       (inclusive of the Premises, interior and exterior common areas, parking lots and all other vacant and occupied space in the Building) is presently metered by one main electric meter (the "House Meter"). The House Meter also measures electrical useage and consumption necessary to provide heating, ventillation and air conditioning to the entire Building Rentable Area(occupied and unoccupied) and all common areas of the Building. Due to logistical and economic reasons, Landlord and Tenant have agreed to have the costs of electric service and consumption for the entire Property continue to be measured by and passed through the House Meter and the costs of such electrical service and consumption shall be allocated and paid in the manner hereafter specified.

       Until such time as Tenant is in occupancy of the entire Building Rentable Area, the House Meter shall be in Landlord's name and Tenant shall (as an additional charge under the Lease) reimburse Landlord monthly, within thirty days after receipt of an invoice from Landlord, for "Tenant's Proportionate Share" of the "Electric Charge" (as each of said terms is hereafter defined) based on the actual costs and expenses billed to Landlord as measured by the House Meter. As used herein, the term "Tenant's Proportionate Share" shall mean the percentage obtained by dividing the Premises Rentable Area (as that amount may be adjusted hereunder from time to time) by the number of rentable square feet of the Building leased to tenants or occupants, including Tenant during such period. As used herein, the term "Electric Charge" shall mean a monthly amount equal to the monthly amount invoiced by the applicable utility for all electrical use and consumption on the Property as measured and billed to the House Meter less the "Landlord's Electrical Share".

       As used herein, the term "Landlord's Electrical Share" shall mean a monthly dollar amount equal to the product obtained by multiplying (i)
       0.075 by (ii) the Vacant Square Footage Amount (as said term is hereafter defined). As used herein, the term "Vacant

       Square Footage Amount" shall mean the total number of rentable square feet in the Building not leased during such period. (For example, if during the applicable calendar month for which the Electrical Charge is being computed, the Premises Rentable Area consisted of 30,183 rentable square feet and no other portion of the Building was leased, the Landlord's Electrical Share would be calculated as follows: .075 x (39,482 -30,183) = 697.42 and, accordingly, the Electric Charge for such month would be the total amount of the electric bill for such month less 697.42.)

       At such time as the Premises Rentable Area consists of the entire Building Rentable Area, the House Meter shall be placed in Tenant's name and Tenant shall be responsible for all costs and expenses for electricity used and consumed on the Property as measured by such House Meter (Tenant shall then arrange to have all bills for electricity used and consumed at the Property as measured by the House Meter billed directly to and paid solely by Tenant) and there shall be no Tenant's Proportionate Share of the Electric Charge, no Landlord's Electrical Share nor any adjustment therefore.

       Landlord shall have the same rights and remedies against Tenant for failure to pay the Tenant's Proportionate Share of the Electric Charge as and when due hereunder as Landlord has against Tenant for failure to pay Basic Rent when due.

       (b) Natural Gas service and consumption for the entire Property (inclusive of the Premises, interior and exterior common areas and all other vacant and occupied space in the Building) is presently metered by one main gas meter (the "Gas Meter"). The Gas Meter also measures gas useage and consumption necessary to provide heating and hot water to the entire Building Rentable Area(occupied and unoccupied) and all common areas of the Building. Due to logistical and economic reasons, Landlord and Tenant have agreed to have the costs of natural gas service and consumption for the entire Property continue to be measured by and passed through the Gas Meter and the costs of such gas service and consumption shall be allocated and paid in the manner hereafter specified.

       Until such time as Tenant is in occupancy of the entire Building Rentable Area, the Gas Meter shall be in Landlord's name and Tenant shall (as an additional charge under the Lease) reimburse Landlord monthly, within thirty (30) days after receipt of an invoice from Landlord, for "Tenant's Proportionate Share" of

       "Gas Charges" (as each of said terms is hereafter defined) based on the actual costs and expenses billed to Landlord as measured by the Gas Meter. As used herein, the term "Tenant's Proportionate Share" shall mean the percentage obtained by dividing the Premises Rentable Area (as that amount may be adjusted hereunder from time to time) by the number of rentable square feet of the Building leased to tenants or occupants, including Tenant, during such period. As used herein, the term "Gas Charges" shall mean a monthly amount equal to the monthly amount invoiced by the applicable utility for all natural gas use and consumption on the Property as measured and billed to the Gas Meter less the "Landlord's Gas Share". As used herein, the term "Landlord's Gas Share" shall mean a monthly dollar amount equal to the product obtained by multiplying (i)
       0.0383 by (ii) the Vacant Square Footage Amount (as said term is defined in Section 7.5(a)). For example, if during the applicable calendar month for which the Gas Charges are being computed, the Premises Rentable Area consisted of 30,183 rentable square feet and no other portion of the Building was leased, the Landlord's Gas Share would be calculated as follows: 0.0383 x (39,482 -30,183) = 356.15 and, accordingly, the Gas
       Charges for such month would be the total amount of the gas bill for such month less 356.15.

       At such time as the Premises Rentable Area consists of the entire Building Rentable Area, the Gas Meter shall be placed in Tenant's name and Tenant shall be responsible for all costs and expenses for gas used and consumed on the Property as measured by such Gas Meter (Tenant shall then arrange to have all bills for gas used and consumed at the Property as measured by the Gas Meter billed directly to and paid solely by Tenant) and there shall be no Tenant's Proportionate Share of the Gas Charge, no Landlord's Gas Share nor any adjustment therefore.

       Landlord shall have the same rights and remedies against Tenant for failure to pay the Tenant's Proportionate Share of the Gas Charge as and when due hereunder as Landlord has against Tenant for failure to pay Basic Rent when due.

      7.6  INTERRUPTION OF ESSENTIAL SERVICES.  Notwithstanding anything
           ----------------------------------
      contained in this Lease (including Exhibit E) to the contrary, if (a) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur (any such interruption of an Essential Service being hereinafter referred to as a "Service Interruption"), and (b) such Service Interruption occurs or continues as a result of the negligence or a wrongful conduct of the Landlord or

      Landlord's agents, servants, employees or contractors, and (c) such Service Interruption continues for more than Seven (7) Business Days after Landlord shall have received notice thereof from Tenant and (d) as a result of such Service Interruption, the conduct of Tenant's normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day's Basic Rent and Escalation Charges for each day during which such Service Interruption continues (beginning with or relating back to the first day of such Service Interruption); provided, further, however, that if any part of the Premises is reasonably useable for Tenant's normal business operations or if Tenant conducts all or any part of its operations in and portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Basic Rent and Escalation Charges shall only be proportionate to the nature and extent of the interruption of Tenant's normal operations. The rights granted under this paragraph shall be personal to the original Tenant and shall terminate upon any assignment of the Lease or any subletting of all or any portion of the Premises outstanding at any one time. For purposes hereof, the term "Essential Services" shall mean the following services: access to the Premises, heating, air-conditioning, water, sewer service and electricity, but only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. Any abatement of Basic Rent and Escalation Charges under this paragraph shall apply only with respect to Basic Rent allocable to the period after each of the conditions set forth in subsections (a) through (d) hereof shall have been satisfied and only during such times as each of such conditions shall exist.

7.7    DEFAULT BY LANDLORD REGARDING HVAC SERVICES.
       --------------------------------------------

        (a) If (i) Landlord shall fail to perform any of Landlord's repair obligations under Section 7.1 of this Lease with respect to the Heating, Ventilating and Cooling ("HVAC") System servicing the Premises, (ii) Tenant's use and enjoyment of the Premises are materially and adversely affected as a result of such failure, and (iii) if Landlord shall fail to perform, cure or commence to perform such repair obligation within 48 hours after Landlord's receipt of written notice from Tenant (by fax or in-hand delivery) of the repair in question and, in reasonable detail, the proposed remedial action and the estimated cost of performance thereof then, subject to the terms and provisions hereafter set forth, Tenant shall have the right to perform such repairs. Tenant shall invoice Landlord for the fair, reasonable and competitive cost of such remedial action, which costs shall be payable by Landlord to Tenant within thirty
      (30) days after invoice. (Tenant shall provide Landlord with reasonable documentation and evidence of the amounts so expended by

      Tenant in the form of copies of actual vendor invoices for such work). In no event shall Tenant be entitled to perform any such repairs in the event that Landlord has commenced to cure and is diligently prosecuting the same to completion prior to Tenant commencing to cure the same.

        (b) Tenant will in no event be entitled to any such exercise of self-help rights if the cause of any failure of Landlord to act is the result of any act or omission of Tenant or any employee, agent, invitee or contractor of Tenant.

        (c) The rights granted to Tenant in this Section 7.7 shall be Tenant's sole exclusive right and remedy against Landlord both at law and in equity for Landlord's failure to perform Landlord's repair obligations as to the HVAC System serving the Premises under this Article VII.

        (d) The costs and expenses incurred by Landlord in connection with reimbursing Tenant pursuant to this Section 7.7 shall be deemed Operating Expenses pursuant to Exhibit E hereof but only to the extent includable in Operating Expenses pursuant to Exhibit E had Landlord (rather than Tenant) performed such work.

                                  ARTICLE VIII
                                  ------------

                               REAL ESTATE TAXES
                               -----------------


      8.1  PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of
           -----------------------------------------
      this Article, the term "Tax Year" shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease; and the term "Taxes" shall mean real estate taxes assessed with respect to the Property for any Tax Year together with any and all betterment assessments, whether general or special assessed against the Property (regardless of when assessed). Taxes shall not include inheritance taxes, estate taxes, transfer taxes, net income taxes nor capital stock taxes of Landlord.

      (b) In the event that, for any reason, Taxes shall be greater during any Tax Year than Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Taxes over Base Taxes, multiplied by (ii) the Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends. Tenant's payment obligations under this Article VIII shall begin with the Fiscal Tax Year beginning on July 1, 1996.

      (c) Estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due a sum equal to Tenant's required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof (accompanied by a copy of the applicable tax bills). If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Year are greater than estimated payments theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the non-payment by Tenant of any payments due on account of Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

      8.2  ABATEMENT. If Landlord shall receive any tax refund or reimbursement
           ----------
      of Taxes or sum in lieu thereof with respect to any Tax Year which is not due to vacancies in the Building, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Escalation Factor; provided, that in no event shall Tenant be entitled to receive more than the payments made by Tenant on account of real estate tax increases for such Year pursuant to paragraph
      (b) of Section 8.1 or to receive any payments or abatement of Basic Rent if Taxes for any Year are less than Base Taxes or Base Taxes are abated.

      8.3  ALTERNATE TAXES. (a) If some method or type of taxation shall replace
           ----------------
      the current method of assessment of real estate taxes in whole or in part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord relating to the Property, Tenant agrees that Tenant shall pay a proportionate share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

      (b) If a tax (other than Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.


                                   ARTICLE IX
                                   ----------

                               OPERATING EXPENSES
                               ------------------


      9.1  DEFINITIONS. For the purposes of this Article, the following terms
           ------------
      shall have the following respective meanings:

            (i) Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

            (ii) Operating Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, repair, maintenance and management of the Property (but specifically excluding Utility Expenses) all as set forth in Exhibit E annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such entire Operating Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Year.

            (iii) Utility Expenses: The aggregate costs or expenses incurred by Landlord with respect to supplying water and sewer to the Property and not paid for directly by tenants, provided that, if during any portion of the Operating Year for which Utility Expenses are being computed, less than all of the Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the utilities being supplied hereunder, actual Utility Expenses incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the estimated Utility Expenses that would have been incurred if the Building were fully occupied for such Year and such utilities were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Utility Expenses for such Operating Year. It is agreed and understood that only water and sewer charges and not the costs of electricity and natural gas described in Section 7.5(a) and (b) hereof shall be included in Utility Expenses.

      9.2  TENANT'S PAYMENTS. (a) In the event that for any Operating Year
           ------------------
      Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess Operating Expenses multiplied by (ii) the Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Term of this Lease ends.

      (b) Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) Utility Expenses (as defined in 9.1(iii)) multiplied by (ii) the Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease ends.

      (c) Estimated payments by Tenant on account of Operating Expenses and Utility Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses and Utility Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses and Utility Expenses for such Operating Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses and Utility Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord), but, if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses and Utility Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.


                                   ARTICLE X
                                   ---------

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE
                    ----------------------------------------

      10.1    TENANT'S INDEMNITY. To the maximum extent this agreement may be
              -------------------
      made effective according to law, Tenant agrees to defend, indemnify and save harmless Landlord from and against all claims, loss, liability, costs and damages of whatever nature arising from any default by Tenant under this Lease and the following: (i) from any accident, injury, death or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury, death or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents, employees, invitees or independent contractors; or (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created in or about the Premises; and, in any case, occurring after the date of this Lease, until the end of the Term of this Lease, and thereafter so long as Tenant is in occupancy of the Premises. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels. The provisions of this Section 10.1 shall survive the expiration or any earlier termination of this Lease. Nothing contained in this Section 10.1 shall require Tenant to indemnify Landlord from the negligence of Landlord or the negligence of Landlord's agents, servants, employees or contractors.

      10.2  PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force
            ---------------------------
      from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Landlord, Manager (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) and Tenant are named as insureds, and under which the insurer agrees to defend, indemnify and hold Landlord, Manager, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Each such policy shall be non-cancellable and non-amendable with respect to Landlord, Manager and Landlord's said designees without thirty (30) days' prior notice to Landlord and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as a mortgagee of the Property shall from time to time reasonably request in connection with the placing of new financing on the Property (but in no event shall such mortgagee have the right to require more than 150% of the then existing coverages hereunder) and a certificate thereof shall be delivered to Landlord.

       10.3  TENANT'S RISK. To the maximum extent this agreement may be made
             --------------
       effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk; and except for Landlord's obligation to repair physical damage to the physical condition of the Premises caused by Landlord's negligent acts or omissions in performing Landlord's repair obligations as provided in Section 7.1, Landlord shall have no responsibility or liability for any loss of or damage to Tenant's Removable Property or for any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is permitted by this Lease or required by law to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis (including so-called improvements and betterments), and provide a waiver of subrogation as required in Section 14.20. The provisions of this
       Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

      10.4  INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement
            -------------------------------
      may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. The provisions of this Section
      10.4 shall survive the expiration or any earlier termination of this Lease.

       10.5  LANDLORD'S INSURANCE.  Landlord shall maintain and keep in effect
             --------------------
       throughout the term of this Lease (a) insurance against loss or damage to the Building by fire or other casualty as may be included within either fire and extended coverage insurance or "all-risk" insurance in an amount equal to the full replacement cost of the Building (exclusive of foundations) and (b) comprehensive general liability insurance in amounts reasonably determined by Landlord. Such coverage may be effected directly and/or through the use of blanket insurance coverage covering more than one location and may contain such reasonable deductibles as Landlord may elect.

                                   ARTICLE XI
                                   ----------

                         LANDLORD'S ACCESS TO PREMISES
                         -----------------------------


      11.1  LANDLORD'S RIGHTS. Landlord shall have the right, upon reasonable
            ------------------
      advance written or oral notice to Tenant (except in the case of emergency when no notice shall be necessary), to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours and upon advance oral or written notice to Tenant to prospective or existing mortgagees, purchasers or tenants of any part of the Property and, during the last nine (9) months of the Term of the Lease to enter the Premises in order to show the Premises to prospective tenants. In exercising its rights pursuant to this Section 11.1, Landlord shall use good faith, commercially reasonable efforts to avoid unnecessary interference with Tenant's use of the Premises.


                                  ARTICLE XII
                                  -----------

                           FIRE, EMINENT DOMAIN, ETC.
                           --------------------------


      12.1    ABATEMENT OF RENT. If the Premises shall be damaged by fire or
              ------------------
      casualty, Basic Rent, Escalation Charges, Tenant's Proportionate Share of the Electric Charges and Tenant's Proportionate Share of Gas Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent, Escalation Charges, Tenant's Proportionate Share of the Electric Charges and Tenant's Proportionate Share of Gas Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use of the Premises suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

      12.2  RIGHT OF TERMINATION.  If the Premises or the Building are damaged
            ---------------------
      by fire or casualty, Landlord shall cause an independent contractor selected by it to make a written estimate (the "Estimate") of the amount of time normally required in the ordinary course to perform and substantially complete the restoration of the damage in question, and a copy of the Estimate shall be furnished to both Landlord and Tenant within sixty (60) days after the applicable casualty. If (a) the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, as set forth in the Estimate, reasonably be expected to be repaired within sixty (60) days from the time the repair work would commence), or (b) any Mortgagee then holding a Mortgage on the Property or any interest of Landlord therein, should require that insurance proceeds payable as a result of a fire, casualty or action by taking authority be applied to the Mortgage debt or (c) if any part of the Building is taken by any exercise of the right of eminent domain, then, in the case of (a),
      (b), or (c) above, Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within (i) thirty (30) days after Landlord's receipt of the Estimate in the case of a fire or casualty or (ii) 60 days after the effective date of the action described in (b) or (c) above, whereupon this Lease shall terminate thirty
      (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

      12.3  RESTORATION; TENANT'S RIGHT OF TERMINATION. (a) If this Lease shall
            -------------------------------------------
      not be terminated pursuant to Section 12.2 and if the amount of time normally required to perform and substantially complete such restoration in the ordinary course as set forth in the Estimate exceeds One Hundred Eighty (180) days from the date of the casualty, then Tenant shall have the right to terminate this Lease effective as of the date of Tenant's Termination Notice, such right to be exercised, if at all, by written notice (a "Tenant's Termination Notice") to Landlord within twenty (20) days after receipt of the Estimate. Failure of Tenant to exercise such right within the time and manner herein provided shall constitute a waiver of such right by Tenant, time being of the essence. Any termination of this Lease by Tenant pursuant to this Section 12.3(a) shall have the same force and effect as if such date were the date originally established as the date of expiration of the Lease.

        (b) If the Premises is damaged by fire or casualty or as a result of a taking and if this Lease shall not be terminated pursuant to Section 12.2 or 12.3(a), Landlord shall thereafter use due diligence to restore the Premises to substantially its condition prior to such fire or casualty, as described in Section 12.1. Landlord's obligation to restore shall be limited to the amount of insurance proceeds actually made available to the Landlord for the purpose of restoration or the condemnation awards actually made available to Landlord therefor and provided, further, that Landlord shall have no obligation to restore the Premises or the Building as and to the extent the same cannot be lawfully restored under then applicable zoning and building laws. If, for any reason, restoration of the Premises to the condition required hereby shall not be substantially completed as aforesaid within the One Hundred Eighty (180) day period set forth in 12.3(a) hereof (which One Hundred Eighty (180) day period shall be extended due to Force Majeure or any reason beyond the control of Landlord, but in no event for more than an additional Twenty (20) days), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within Thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall, effective as of the date of giving such notice, cease and come to an end without further liability or obligation on the part of either party.

        If at any time Landlord shall determine that the proceeds of insurance or condemnation awards to be available to Landlord for restoration are insufficient for restoration of the Building, Landlord shall provide Tenant written notice of such insufficiency and upon receipt of such notice, Tenant shall have the right to terminate this Lease by written notice to Landlord not later than fifteen (15) days after Tenant's receipt of such written notice from Landlord, time being of the essence. Such rights of termination set forth in this Section 12.3 shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure to complete such restoration.

      12.4    AWARD. Landlord shall have and hereby reserves and excepts, and
              ------
      Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from, at its sole cost and expense, prosecuting a separate condemnation proceeding with respect to a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                  ARTICLE XIII
                                  ------------

                                    DEFAULT
                                    -------

      13.1  TENANT'S DEFAULT. (a) If at any time subsequent to the date of this
            -----------------
      Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

            (i) Tenant shall fail to pay the Basic Rent, Escalation Charges, Tenant's Proportionate Share of the Electric Charges, Tenant's Proportionate Share of Gas Charges or other sums payable as additional charges hereunder when due and such failure shall continue for more than five (5) days after written notice thereof from Landlord; or

            (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed, or Tenant shall desert or abandon the Premises or the Premises shall become abandoned (regardless whether the keys shall have been surrendered or the rent and all other sums due shall have been paid), and Tenant shall fail to remedy the same within thirty (30) days after written notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

            (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

            (iv) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

            (v) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

            (vi) If a default of the kind set forth in clauses (i) or (ii) above shall occur and if either (a) Tenant shall cure such default within the applicable grace period or (b) Landlord shall, in its sole discretion , permit Tenant to cure such default after the applicable grace period has expired, and an event which would constitute a similar default if not cured within the applicable grace period shall occur more than twice within the next 365 days, whether or not such event is cured within the applicable grace period;

      then in any such case (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further
                                              ---- -----
      act on the part of Landlord, terminate, and (2) if such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, and thereupon this Lease shall come to an end as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

      (b) If this Lease shall be terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property and such matter is not discharged within thirty (30) days whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

      (c) In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges, Tenant's Proportionate Share of Electric Charges, Gas Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to

      Landlord, as liquidated current damages, the Basic Rent, Escalation Charges, Tenant's Proportionate Share of the Electric Charges, Tenant's Proportionate Share of Gas Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated. Landlord shall use good faith, commercially reasonable efforts to mitigate its damages sustained as a result of a termination of this Lease due to a Default of Tenant.

      (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess (discounted to present value), if any, of the Basic Rent, Escalation Charges, Tenant's Proportionate Share of the Electric Charges, Tenant's Proportionate Share of Gas Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes, Utility Expenses, Tenant's Proportionate Share of the Electric Charges, Tenant's Proportionate Share of Gas Charges and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what would be the then unexpired Term of this Lease if the same had remained in effect, over the then fair net rental value of the Premises for the same period.

      (e) In the case of any Default by Tenant, re-entry, expiration and dispossession by summary proceeding or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary (provided that such concessions are commercially reasonable given then current market conditions) to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

      (f) Intentionally Omitted.

      (g) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled to lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

      (h) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

      13.2  LANDLORD'S DEFAULT. Landlord shall in no event be in default of the
            -------------------
      performance of any of Landlord's obligations hereunder unless and until
      (i) Landlord shall have unreasonably failed to commence to perform such obligation within a period of time reasonably required to commence to correct any such default (but in no event later than thirty (30) days), after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations or (ii) if timely commenced, Landlord shall thereafter promptly fail to diligently prosecute such cure to completion.


                                  ARTICLE XIV
                                  -----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------


      14.1  EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will
            --------------------
      not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

      14.2  WAIVER. (a) Failure on the part of Landlord or Tenant to complain of
            -------
      any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

      (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. Unless expressly set forth in a writing originated by and from Landlord to Tenant, the acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

      14.3    COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and
              ----------------------------
      provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance, interruption or ejection by any persons lawfully claiming by, through or under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

      14.4  LANDLORD'S LIABILITY. (a) Except as otherwise expressly provided in
            ---------------------
      Section 14.17 and Section 14.26(c) hereof, Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

      (b) Except as otherwise expressly set forth in this Lease, with respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by Force Majeure, strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant; nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly.

      (c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

      (d) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

      14.5  NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from
            -------------------------------------
      any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.

      14.6  ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. With reference to any
            ------------------------------------------
      assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

      14.7    RULES AND REGULATIONS. Tenant shall abide by the Rules and
              ----------------------
      Regulations set forth in Exhibit G and any future rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be any conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control.

      14.8  ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums
            -------------------
      under this Lease designated or payable as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

      14.9  INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of
            ------------------------------------
      this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

      14.10  PROVISIONS BINDING, ETC. Except as herein otherwise provided, the
             ------------------------
      terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

      14.11  RECORDING. Tenant agrees not to record this Lease, but each party
             ----------
      hereto agrees, on the request of the other, to execute a so-called notice of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

      14.12  NOTICES. Whenever, by the terms of this Lease, notices, consents or
             --------
      approvals shall or may be given either to Landlord or to Tenant, such notices, consents or approvals shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid:

      If intended for Landlord, addressed to Landlord at Landlord's Original Address with a copy Addressed to Landlord at 730 Third Avenue, New York, New York 10017 Attention: Douglas Lawrence (or to such other address as may from time to time hereafter by designated by Landlord by like notice).

      If intended for Tenant, addressed to Tenant, Attn: Chief Financial Officer, at Tenant's Original Address until the Commencement Date and thereafter to the Premises with a copy to Richard B. Weitzen, Esq., Lawson & Weitzen, 425 Summer Street, Boston, MA 02210 (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice.)

      All such notices shall be effective when deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

      14.13  WHEN LEASE BECOMES BINDING. The submission of this document for
             ---------------------------
      examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

      14.14  PARAGRAPH HEADINGS. The paragraph headings throughout this
             -------------------
      instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Lease.

      14.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be
            -------------------------------------
      subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request.

           Notwithstanding anything to the contrary contained in this Section 14.15, Tenant shall not be required to subordinate this Lease to any mortgage or to the lien of any mortgage or sale and leaseback, nor shall the subordination provided herein be self-operative unless the holder of such mortgage or ground lease, as the case may be, shall enter into an agreement with Tenant, recordable in form, to the effect that in the event of foreclosure of, or similar action taken under, such mortgage or ground lease, this Lease shall not be terminated or Tenant's occupancy disturbed by such mortgageholder or ground lessor or anyone claiming under such mortgageholder or ground lessor, as the case may be, so long as Tenant shall not be in default under this Lease. The form of any such agreement shall be the form as reasonably required by any such mortgagee or ground lessor.

      14.16  STATUS REPORT. Recognizing that both parties may find it necessary
             --------------
      to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgment that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

       14.17  SECURITY DEPOSIT.  Concurrently with the execution and delivery of
              -----------------
       this Lease, Tenant shall deposit 1/3 of the Security Deposit specified in
       Section 1.2 hereof with Landlord.  Not later than the date which is ten
       (10) days after the date Landlord shall advise Tenant that the Landlord's Work is 50% complete, Tenant shall deposit an additional 1/3 of the Security Deposit with Landlord. The remaining 1/3 of the Security Deposit shall be deposited with Landlord on the date that Tenant shall occupy the Premises and as a condition to Tenant's occupancy of the Premises for the conduct of its business notwithstanding that the Commencement Date as defined in Article IV hereof may have occurred. Landlord shall have the same rights and remedies against Tenant for Tenant's failure to timely deposit any installment of the Security Deposit with Landlord as Landlord has against Tenant for failure to pay Basic Rent when due. Landlord shall hold the same throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from, or to cure, any Default of Tenant. If Landlord shall so apply any or all of such deposit, Tenant shall immediately deposit with Landlord the amount so applied to be held as security hereunder. There then existing no Default of Tenant, Landlord shall return the deposit, or so much thereof as shall theretofore not been applied in accordance with the terms of this Section 14.17, to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time. Landlord shall deposit the Security Deposit in a separate federally insured savings account with a bank or financial institution selected by Landlord. All interest accrued in such account less a 1% administrative fee payable to Landlord shall be paid to Tenant at the end of each Lease Year upon the written request of Tenant. The one percent fee shall be earned, paid to and retained by Landlord on an annual basis.

         If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance therewith. To the extent that the deposit or any part thereof not previously applied, has not been turned over by Landlord to Landlord's grantee or successor in interest, Tenant may, in addition to any other remedies it may have at law or in equity, look to Landlord for the proper application of the deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance therewith. The provisions of Section 14.4(a) shall not apply to an action brought against Landlord arising out of Landlord's failure to return the deposit to Tenant as and when required hereunder nor to Landlord's failure to deliver same to its grantee or successor in interest and Tenant may seek to recover same from other assets of Landlord. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

       The amount of the Security Deposit shall be reduced over time as follows:

         (a) beginning on the date of execution and delivery of this Lease by Tenant through the last day of the 12th full calendar month immediately following the Commencement Date, the amount of the Security Deposit shall be $229,000.00.

         (b) During the six (6) full calendar months immediately following the period described in (a) above, the amount of the Security Deposit shall be in the amount of $150,000.00.

         (c) For the period beginning immediately following expiration of the Period described in (b) through the last day of the Term of the Lease, the amount of the Security Deposit shall be $100,000.00.

      14.18  REMEDYING DEFAULTS. Landlord shall have the right, but shall not be
             -------------------
      required, to pay such sums or to do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time at the First National Bank of Boston (but in no event less than 18% per annum), as an additional charge. Any payment of Fixed Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the prime rate in effect from time to time at the First National Bank of Boston (but in no event less than 18% per annum) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

      14.19  HOLDING OVER. Any holding over by Tenant after the expiration of
             -------------
      the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to the then fair rental value of the Premises but in no event less than 150% of the sum of (i) Basic Rent and (ii) Escalation Charges in effect on the expiration date plus all Tenant's Proportionate Share of the Electric Charges and Tenant's Proportionate Share of Gas Charges. Tenant shall also pay to Landlord all damages, direct and/or indirect (including any loss of a tenant or rental income), sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

      14.20  WAIVER OF SUBROGATION. Insofar as, and to the extent that, the
             ----------------------
      following provision shall not make it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto.

      14.21  SURRENDER OF PREMISES. Upon the expiration or earlier termination
             ----------------------
      of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair and restoration. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord, all alterations and additions made by Tenant after the Commencement Date which Landlord shall designate for removal by Tenant at the time of Landlord granting its consent to the making or installation of the applicable alteration or improvement; and shall repair any damage to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.22 INTENTIONALLY OMITTED.
      ----------------------

      14.23    INTENTIONALLY OMITTED.
               ----------------------

      14.24  BROKERAGE. Tenant warrants and represents that Tenant has dealt
             ----------
      with no broker in connection with the consummation of this Lease other than Lynch, Murphy, Walsh & Partners and Cushman & Wakefield (collectively the "Broker"), and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by the Broker which shall be paid by Landlord in accordance with its arrangements with the Broker).

      14.25  SPECIAL TAXATION PROVISIONS.  Landlord shall have the right at any
             ----------------------------
      time and from time to time, to unilaterally amend the provisions of this Lease if Landlord is advised by its Counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code, or regulation issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the demised premises under the provisions of this Lease as so amended and provided further, that no such amendment or amendments shall result in Tenant receiving under the provisions of this Lease less services than it is entitled to receive nor services of a lesser quality. Anything contained in the foregoing provisions of this Lease (including, without limitation, Article VI hereof) to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises, shall enter into any lease, sublease, license, concession or other agreement for use, occupancy, utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization of space, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentage of receipts for sales) and any such recorded lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

      14.26  HAZARDOUS MATERIALS.  (a) Tenant shall not (either with or without
             --------------------
      negligence) cause or permit the escape, disposal, release or threat of release of any biologically or chemically active or other Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Property or the Premises. Tenant shall not allow the generation, storage, use or disposal of such Hazardous Materials on the Property, nor allow to be brought into the Property any such Hazardous Materials. Hazardous Materials shall include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C.

      Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to
      Section 307 of the Federal Water Pollution Control Act (33 U.S.C. Section
      1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (v) defined as a "hazardous substance" pursuant to
      Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), as amended ("CERCLA"), or (vi) defined as "oil" or a "hazardous waste", a "hazardous substance", a "hazardous material" or a "toxic material" under any other law, rule or regulation applicable to the Property, including, without limitation, Chapter 21E of the Massachusetts General Laws, as amended ("Chapter 21E"). If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges but only if such testing determines that such release or the presence of Hazardous Materials is or was the result of the acts or omissions of Tenant. In addition, Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises. In all events, Tenant shall indemnify and save Landlord harmless from and against any and all loss, claims, liability, costs, expenses, reasonable attorneys fees and damages of every nature from any release or threat of release or the presence or existence of Hazardous Materials on the Premises occurring while Tenant is in possession, or elsewhere on the Property if caused, in whole or in part, by Tenant or persons acting under Tenant. The within covenants and indemnity shall survive the expiration or earlier termination of the Term of this Lease. Landlord expressly reserves the right to enter the Premises to perform regular inspections.

      (b) Landlord agrees to indemnify and save harmless Tenant from and against all claims, loss, liability, costs, expenses (including, without limitation, reasonable attorneys' fees as referred to in paragraph (c) of this Section) and damages of whatever nature arising from any release or threat of release of the presence or existence of Hazardous Materials on the Premises, or elsewhere on the Property, or on properties other than the Property, if caused in whole or in part by any person or entity other than Tenant or persons acting under Tenant ("Non-Tenant Release") including without limitation: (i) Hazardous Waste presently existing in, on, or under the Property; (ii) any future release or disposal, or threat of release or disposal, of Hazardous Waste in, on or under the Property resulting from a Non-Tenant Release; (iii) Hazardous Waste presently existing in, on, or under properties other than the Property and which migrate, or in the future migrate or may migrate, in, on, or under the Property; (iv) any future release or disposal, or threat of release or disposal, of Hazardous Waste in, on, or under properties other than the Property and which migrate, or in the future migrate or may migrate, in, on, or under the Property resulting from a Non-Tenant Release; (v) the cleanup and/or removal of any Hazardous Waste from the Property or any other property resulting from a Non-Tenant Release; (vi) the performance of any response or remediation action, and any response action or remediation costs, fees, expenses, charges, or penalties ordered, assessed, exacted, levied, imposed, or required by the United States of America, the Commonwealth of Massachusetts or the Town of Burlington, or any compliance with the CERCLA, Chapter 21E, the Massachusetts Contingency Plan (310 C.M.R. 40.0000), or other federal, state or local laws, by-laws, rules or regulations that apply to response actions, all as the same may be amended from time to time, resulting from a Non-Tenant Release; (vii) any administrative or judicial enforcement action brought by the United States of America, the Commonwealth of Massachusetts or the Town of Burlington (including, without limitation, claims regarding contamination-related damage to natural resources) resulting from a Non-Tenant Release; and
      (viii) any personal injury or property damage claims or actions brought by third parties resulting from a Non-Tenant Release. It is agreed and understood that except as otherwise expressly provided in this Section
      (b), the provisions of Section 14.4 of this Lease shall be applicable to all of the matters described in this Section (b).

      (c) Landlord agrees to promptly reimburse Tenant for any and all reasonable attorneys' fees and court costs (up to the aggregate amount of Twenty-Five Thousand ($25,000.00) Dollars) incurred by Tenant in connection with any claim or matter relating to, or in connection with, any Non-Tenant Release including, without limitation, any of the matters referred to in paragraph (b) of this Section. The provisions of Section 14.4(a) shall not apply with respect to any action brought by Tenant against Landlord for reimbursement of the fees, expenses and costs referred to in this paragraph (c).

      14.27  GOVERNING LAW. This Lease shall be governed exclusively by the
             --------------
      provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

       14.28  OPTION TO EXTEND.   (a) Tenant shall have the right and option,
              -----------------
       which said option and right shall not be severed from this Lease or separately assigned, mortgaged or transferred, to extend the Initial Term for one (1) additional consecutive period of three (3)years (hereinafter referred to as the "Extension Period"), provided that (a) Tenant shall give Landlord notice of

       Tenant's exercise of such option at least thirteen (13) full calendar months prior to the expiration of the Initial Term (b) there shall exist no Default of Tenant arising under any of the terms and provisions of the Lease on the part of Tenant to be performed or observed both at the time of giving the applicable notice and the commencement of the Extension Period (c) the original Tenant named in this Lease or any assignee of Tenant permitted pursuant to Article VI shall be in occupancy of the Premises both at the time of giving such notice and upon commencement of the applicable Extension Period. Except for the amount of Basic Rent (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the additional period through which the Term of this Lease shall be extended as aforesaid, except that there shall be no further option to extend the Term nor shall Landlord be obligated to make or pay for any improvements to the Premises nor pay any inducement payments or allowances of any kind or nature. If Tenant shall give notice of its exercise of such option to extend in the manner and within the time period provided aforesaid then, subject to the provisions of the remainder of this Section 14.28, the Term of this Lease shall be extended upon the giving of each such notice without the requirement of any further attention on the part of either Landlord or Tenant. Landlord hereby reserves the right, exercisable by Landlord in its sole discretion, to waive (in writing) any condition precedent set forth in clauses (a), (b) or (c) above.

           If Tenant shall fail to give timely notice of the exercise of such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions. Any termination of this Lease Agreement shall terminate the rights hereby granted Tenant.

          (b) Fair Market Value.  The Basic Rent per annum payable  during the
              -----------------
       Extension Period shall be 95% of the Fair Market Rental Value (as said term is hereinafter defined) as of commencement of the Extension Period, but in no event less than the Basic Rent plus Escalation Charges payable for and with respect to the 12 month period immediately preceding the Extension Period. "Fair Market Rental Value" shall be computed as of the date in question at the then current annual rental charges, including provisions for subsequent increases and other adjustments, for extensions of existing leases then being negotiated or executed for comparable space located in comparable buildings in Burlington, Massachusetts . In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size of the premises, escalation charges then payable under the Lease, location of the premises, location of the building, allowances or lack of allowances (if any) leasing concessions (if any), age and condition of improvements and lease term. In no event shall the Basic Rent payable with respect to the Extension Period be less than the Basic Rent plus Escalation Charges payable during the last Year of the Initial Term.

          (c) Dispute as to Fair Market Rental Value.  Landlord shall initially
              --------------------------------------
       designate the Fair Market Rental Value and shall furnish data in support of such designation. If Tenant disagrees with Landlord's designation of the Fair Market Rental Value, Tenant shall have the right, by written notice given to Landlord within fifteen (15) days after Tenant has been notified of Landlord's designation, to submit such Fair Market Rental Value to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators who shall be licensed real estate appraisers who are members of the Massachusetts or American Society of Real Estate Appraisers with at least ten (10) years of experience (a "Qualified Appraiser"), one to be chosen by Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as provided below, shall be conclusive and binding upon Landlord and Tenant. If the designations of all three arbitrators are different in amount, then the Fair Market Rental Value shall be deemed to be the average of the two designations that are the closest in amount.

          Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, if such two arbitrators shall not have reached a unanimous decision within twenty (20) days after their designation, they shall so notify the then president of the Boston Bar Association and request him to select an impartial third arbitrator, who shall be , a Qualified Appraiser to determine Fair Market Rental Value as herein defined. The arbitrators shall advise the parties of their determination by written notice (a "Fair Market Value Designation") no later than the date which is ten (10) full calendar months prior to the commencement of the Extension Period.

            (d) Upon receipt of such Fair Market Value Designation, and if Landlord and Tenant have not otherwise agreed upon the Fair Market Rental Value Designation, then Tenant shall have the right to revoke its exercise of the Extension Option by written notice to Landlord (an "Option Rent Revocation") given to Landlord not later than the date which is nine (9) full calendar months prior to expiration of the Initial Term. Failure of Tenant to give

       Landlord an Option Rent Revocation in the time and manner herein specified, time being of the essence shall be deemed a waiver of Tenant's right to revoke its exercise of the applicable Option to Extend and Tenant shall be deemed to have (i) accepted the determination of the Fair Market Rental Value by the Arbitrators as set forth in the Fair Market Value Designation and (ii) exercised and not revoked its option to extend for the applicable Extension Period. If Tenant shall provide Landlord with a timely Option Rent Revocation, Tenant shall promptly reimburse Landlord for all costs and expenses sustained or incurred by Landlord for the Qualified Appraisers.

       14.29  AUTOMATIC EXPANSION OF PREMISES.  (a) There is certain space,
              --------------------------------
       identified on Exhibit A as the "First Expansion Space" and the "Second Expansion Space" (the First Expansion Space and the Second Expansion Space are sometimes hereafter collectively referred to as the "Expansion Space"). The Expansion Space is presently occupied by another tenant ("NEMRB"). In the event that NEMRB shall remain in occupancy of the Expansion Space beyond October 31, 1996, Landlord, at its sole cost and expense, shall promptly commence summary process proceedings to cause the removal or eviction of NEMRB from the Expansion Space (and shall thereafter diligently pursue such action to completion) upon expiration of the Term of the NEMRB Lease. Notwithstanding anything contained in this Section 14.29 to the contrary, in the event that NEMRB shall not vacate the Expansion Space on or before January 31, 1997, Tenant may, at its option, by written notice to Landlord on or before February 5, 1997 terminate the provisions of this Section 14.29 (the "NEMRB Termination Right") and all of Landlord and Tenant's rights and obligations under this Lease as they pertain to the Expansion Space (and only as they pertain to the Expansion Space), which termination shall be effective as of the date of such notice. Failure of Tenant to give Landlord such termination notice within the time and manner herein specified shall be deemed a waiver of Tenant's NEMRB Termination Right. Upon NEMRB vacating the Expansion Space, Landlord shall commence Landlord's Expansion Work (as hereafter defined) in the applicable portion(s) of the Expansion Space.

          Landlord and Tenant acknowledge and agree that their preference would be to have Tenant occupy and to include within the Premises all of the Expansion Space as of the Expansion Commencement Date. However, Landlord may enter into a leasing arrangement with another tenant of an adjacent property owned by Landlord, which tenant is known as Workgroup Solutions, Inc. ("Workgroup") pursuant to which Workgroup would lease the Second Expansion Space through October 31, 1997. In the event that Landlord shall enter into a leasing arrangement for the Second Expansion Space with Workgroup, Tenant shall first occupy the First Expansion Space on the First Expansion Commencement Date upon, subject to and in accordance with the terms and provisions of Section 14.29(c) hereof and shall thereafter occupy the Second Expansion Space on the Second Expansion Commencement Date upon, subject to and in accordance with the provisions of Section 14.29(d) hereof. If Landlord shall not enter into such an arrangement with Workgroup, Tenant shall occupy the entire Expansion Space upon, subject to and in accordance with the provisions of Section 14.29(b) hereof, all as hereafter set forth. Upon determining whether or not Workgroup will be occupying the Second Expansion Space as aforesaid, Landlord shall promptly provide Tenant with written notice of its decision and arrangements with Workgroup (a

       "Workgroup Notice"), if any, as to the Second Expansion Space. In any and all events, Landlord shall give Tenant a Workgroup Notice on or before January 1, 1996.

          For purposes of preparing, as applicable, the Expansion Cost Statement, the First Expansion Cost Statement and the Second Expansion Cost Statement pursuant to Section 14.29(b), 14.29(c) and 14.29(d) hereof or any revisions thereto, Landlord shall solicit three (3) bids from each of the major trades (two names designated by Landlord, one designated by Tenant) and Landlord shall select and designate the lowest qualified bidder and bid in each such trade in rendering such statements or any modifications thereto. Landlord shall notify Tenant in advance of soliciting bids that Tenant's designee is not a qualified bidder and the reasons therefor.

          (b) If the provisions of this Section 14.29 shall not be terminated pursuant to Section 14.29(a) hereof and provided that Landlord shall give Tenant a Workgroup Notice indicating that Workgroup will not be leasing the Second Expansion Space then, Tenant shall lease the entire Expansion Space from Landlord pursuant to this Section 14.29(b) at one time (rather than in two phases) and effective as of the Expansion Commencement Date (as hereafter defined), the entire Expansion Space shall be added to and included within the "Premises" for all purposes under the Lease without the requirement of any further attention on the part of either Landlord or Tenant and in such case, effective as of the Expansion Commencement Date, this Lease shall be deemed amended in the following respects (and if requested by Landlord, Tenant shall promptly execute and deliver an amendment to this Lease reflecting the matters herein set forth):

          (i) The Premises and the Premises Rentable Area shall be deemed amended to include the entire Expansion Space within the Premises and the Premises and the Premises Rentable Area shall be increased by 9,299 rentable square feet included in the Expansion Space to be and consist of a total of 39,482 rentable square feet for all purposes under this Lease;

          (ii) Basic Rent per annum shall be increased by an annual amount (the "Expansion Rent") equal to the Per Square Foot Rent Rate (as said term is hereinafter defined) from time to time applicable multiplied by the number of rentable square feet contained in the Expansion Space (9,299);

          (iii) the Escalation Factor shall be deemed increased to be 100% for all purposes and, accordingly, Tenant's monthly and annual payments on account of the Escalation Charges shall be increased to reflect the increase in the Premises by virtue of the addition of the Expansion Space;

          (iv) The increases in Basic Rent and Escalation Charges as determined pursuant to subparagraphs (i) through (iii) above shall become effective on the Expansion Commencement Date.

          As used herein, the terms Per Square Foot Rent Rate and Expansion Rent shall be in the following amounts during the following periods of the Initial Term of this Lease:


          Period             Per Square Foot            Expansion Rent
---------------------------     Rent Rate     ----------------------------------
                             ---------------

Expansion Commence-ment               $10.28  $95,593.72 per annum ($7,966.14
 Date through June 30, 1997                   per month)

July 1, 1997 through June             $10.53  $97,918.47 per annum ($8,159.87
 30, 1998                                     per month)

July 1, 1998 through June             $10.78  $100,243.22 per annum ($8,353.60
 30, 1999                                     per month)

July 1, 1999 through the              $11.03  $102,567.97 per annum ($8,547.33
 last day of the Initial                      per month)
 Term


                 As used herein, the term "Expansion Commencement Date" shall be the last to occur of (i) January 31, 1997 (the "Expansion Construction Completion Date"), or (ii) the day following the date on which the Expansion Space is "ready for occupancy" as hereafter provided. Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Expansion Space for the conduct of its business prior to the Expansion Commencement Date, such date shall for all purposes of this Lease be the Expansion Commencement Date. The Tenant shall, upon demand of the Landlord, execute a certificate confirming the Expansion Commencement Date as it is determined in accordance with the provisions of this Section 14.29(b)

               On or before July 31, 1996, Tenant shall deliver to Landlord a Space Plan together with certain written specifications (hereafter the "Expansion Space Plan") depicting installations and improvements necessary to prepare the Expansion Space for Tenant's occupancy. Upon receipt of the Expansion Space Plan from Tenant, Landlord shall promptly cause its architects and engineers to prepare final working drawings and specifications reflecting the work and improvement shown on the Expansion Space Plan (the "Proposed Expansion Plans"). Upon completion of such Proposed Expansion Plans, Landlord shall submit same to Tenant for review and approval together with a statement from Landlord (the "Expansion Cost Statement") with respect to whether or not the costs of all work, materials, permit fees, architectural fees and engineering fees (the "Cost of Expansion Work") necessary to prepare such Proposed Expansion Plans and to complete the improvements shown thereon exceed $69,747.50 (the "Expansion Allowance"). Such costs set forth in the Expansion Cost Statement which are in excess of the Expansion Allowance (the "Expansion OBS Costs") shall be borne by Tenant in the manner hereafter specified. Tenant shall either approve or reject such Proposed Expansion Plans within ten (10) days after receipt from Landlord. Tenant hereby agrees to approve and shall not unreasonably withhold or delay its approval of such Proposed Expansion Plans provided that they are substantially in compliance with those matters set forth in the Expansion Space Plan. Failure of Tenant to object to any aspect of such Proposed Expansion Plans within the time and manner provided above shall be deemed an approval of such Proposed Expansion Plans and authorization for Landlord to proceed with Landlord's Expansion Work in accordance therewith. Tenant shall have the right to consult with Landlord's architect for purposes of review and approval of Proposed Expansion Plans and review of the Expansion Cost Statement. Landlord and Tenant shall each cooperate with the architect in connection with the preparation, review and approval of Proposed Expansion Plans and the finalization of Tenant's Expansion Plans.

               If Tenant shall reject any aspect of such Proposed Expansion Plans within the time and manner provided above, Landlord shall promptly make such revisions to the Proposed Expansion Plans as may be necessary so as to bring them into substantial compliance with the matters set forth in the Expansion Space Plan and shall provide Tenant with a revised Expansion Cost Statement based on the cost of completing the work shown on the revised Proposed Expansion Plans. Tenant shall approve or reject such revised Proposed Expansion Plans within ten (10) days after receipt. Tenant shall not unreasonably withhold or delay its approval to such revised Proposed Expansion Plans provided that they substantially comply with the Expansion Space Plan. Failure of Tenant to respond within the time and manner herein provided shall be deemed a waiver of such right by Tenant and Tenant shall be deemed to have approved such revised Proposed Expansion Plans as submitted by Landlord and to have authorized Landlord to proceed with Landlord's Expansion Work in accordance therewith. Upon approval by both Landlord and Tenant, such working drawings and specifications shall be deemed to be Tenant's Expansion Plans for all purposes under this Lease. The OBS Costs described in such revised Expansion Cost Statement shall, for all purposes hereunder, be deemed to be "Expansion OBS Costs".

                 To the extent that Tenant shall request any changes or modifications to Tenant's Expansion Plans (and provided that Landlord shall approve such changes, which approval will not be unreasonably withheld or delayed), Tenant shall pay the additional cost of completing Landlord's Expansion Work resulting from such changes to Landlord as additional Expansion OBS Costs hereunder as follows: 50% of costs shall be paid at the time of approval of such change and 50% shall be paid on the Expansion Commencement Date and Landlord's approval of any such proposed changes shall be accompanied by a Statement of Expansion OBS Costs and Tenant's Delay, if any, which will result from such changes. Similarly, all Expansion OBS Costs shall be paid in the same manner, 50% prior to Landlord commencing work and 50% on the Expansion Commencement Date. Landlord and Tenant shall, if requested by the other, execute a work letter confirming such excess costs prior to the time Landlord shall be required to commence work. Upon final approval of any such revised Tenant's Expansion Plans by Landlord and Tenant, Landlord shall promptly proceed with such Landlord's Expansion Work.

            The Expansion Space shall be deemed "ready for occupancy" on the first Business Day (the "Expansion Substantial Completion Date") following written notice to Tenant that Landlord's Expansion Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing substantial interference with Tenant's use of the Expansion Space (i.e., so called "punch-list" items. Landlord's notice shall be accompanied by Landlord's Architect's certificate of completion (certified to Landlord and Tenant) of Landlord's Expansion Work and, if applicable, a C of O (as defined in Section 4.2(b) for the Expansion Space. It is agreed and understood that a so-called "conditional" or "temporary" Certificate of Occupancy or Occupancy Permit shall be deemed to satisfy the C of O requirement of the immediately preceding sentence provided that the only condition to issuance of a Final C of O then outstanding pertains solely to matters or work which are the responsibility of the Tenant rather than the obligation or responsibility of Landlord under this Lease. Tenant shall provide Landlord with a final punch list (the "Expansion Punch-list") as to the status of completion of Landlord's Expansion Work within ten (10) days after delivery to Tenant of the aforementioned notice that the Expansion Space is "ready for occupancy."

       Tenant shall afford Landlord access to the Expansion Space for the purpose of completing the Expansion Punch List, which Expansion Punch List shall be completed within thirty (30) days after the Landlord's receipt of the Expansion Punch List.

            If the Expansion Substantial Completion Date has not occurred by the Expansion Construction Completion Date (as it may be extended by the terms hereof), Tenant shall have the right to terminate the provisions of this Section 14.29 and all of the rights and obligations of Landlord and Tenant under this Lease as they relate to the Expansion Space (and only the Expansion Space) by giving notice to Landlord, not later than thirty
       (30) days after the Expansion Construction Completion Date (as so extended), of Tenant's desire so to do; and the provisions of this
       Section 14.29 and all of the rights and obligations of Landlord and Tenant under this Lease as they relate to the Expansion Space (and only the Expansion Space) shall cease and come to an end without further liability or obligation on the part of either party seventy-five (75) days after the giving of such notice, unless within such seventy-five
       (75) day period, Landlord substantially completes Landlord's Expansion Work to the extent required by the provisions of this Section 14.29, which substantial completion shall void Tenant's election to terminate; and such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete Landlord's Expansion Work within such time.

                 Unless Tenant shall have given Landlord written notice by the end of the first ninety (90) days after the Expansion Commencement Date of specific respects in which Landlord has not performed Landlord's Expansion Work in compliance with the matters set forth in the Expansion Space Plan and the final approved Tenant's Expansion Plans, Tenant shall have no claim that Landlord has failed to perform any of Landlord's Expansion Work. Landlord hereby agrees to perform Landlord's Expansion Work (i) in compliance with the requirements of the Americans with Disabilities Act of 1990, as amended to the extent applicable) (ii) in compliance with all applicable laws, rules, ordinances and codes in effect on the Expansion Substantial Completion Date and (iii) in a good and workmanlike manner. Unless Landlord shall lease the Second Expansion Space to Workgroup, Landlord hereby agrees that it will not substantially alter the present physical layout of the Expansion Space. In the event of any such alteration, Landlord shall, at its sole cost, restore same to its condition prior to such alteration prior to performing Landlord's Expansion Work and the costs of such restoration shall not be charged against the Expansion Allowance.

                 If a delay shall occur in the Expansion Substantial Completion Date as the result of:

                 (i) any written request by Tenant that Landlord delay in the commencement or completion of Landlord's Expansion Work for any reason; or

                 (ii) any failure by Tenant to timely deliver the Expansion Space Plan beyond July 31, 1996 or any change by Tenant in the Expansion Space Plan or Tenant's failure to timely approve Proposed Expansion Plans or Expansion Cost Statements (except such changes as are required and necessary due to the fact that the Proposed Expansion Plans are not submitted to Tenant substantially in accordance with the Expansion Space
       Plan) submitted to Tenant for approval by Landlord; or

                 (iii) any other act or omission of Tenant or its officers, partners, agents, servants or contractors; or

                 (iv) any reasonably necessary displacement of any of Landlord's Expansion Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in clauses (i),
       (ii) or (iii) of this paragraph and the fitting of such Work back into the schedule;

            then, in any such event, Tenant shall, from time to time and within ten (10) days after demand therefor, pay to Landlord for each day the Expansion Substantial Completion Date is delayed by reason of the delays referred to in clauses (i), (ii), (iii) and (iv) above, an amount equal to one day of Basic Rent (pro-rated on a daily basis) applicable to the Expansion Space for each such day of delay. Landlord shall provide Tenant with written notice of any circumstances which will result in a Tenant's Delay, which notice shall be given at the time of occurrence of such circumstance.

            If a delay in the Expansion Substantial Completion Date, or if any substantial portion of such delay, is the result of Force Majeure, and such delay would not have occurred but for a delay described in (i),
       (ii), (iii) or (iv above, such delay shall be deemed added to the delay described in that paragraph.

                 The delays referred to above are herein referred to collectively and individually as "Tenant's Delay".

            The Expansion Construction Completion Date shall automatically be extended for the period of any delays caused by (i) Tenant's Delay or
       (ii) Force Majeure (provided that in no event shall Force Majeure alone extend the Expansion Construction Completion Date beyond August 31, 1997) or (iii) subject to the limitations of

       Section 14.29(a), any delay in NEMRB vacating the Expansion Space beyond October 31, 1996 but in no event beyond August 31, 1997 in the case of NEMRB not vacating.

          (c) If the provisions of this Section 14.29 shall not be terminated pursuant to Section 14.29(a) hereof and provided that Landlord shall give Tenant a Workgroup Notice indicating that Workgroup will be leasing the Second Expansion Space then, Tenant shall lease the First Expansion Space from Landlord pursuant to this Section 14.29(c) effective as of the First Expansion Commencement Date (as hereafter defined) on the First Expansion Commencement Date, the entire First Expansion Space shall be added to and included within the "Premises" for all purposes under the Lease without the requirement of any further attention on the part of either Landlord or Tenant and in such case, effective as of the First Expansion Commencement Date, this Lease shall be deemed amended in the following respects (and if requested by Landlord, Tenant shall promptly execute and deliver an amendment to this Lease reflecting the matters herein set forth):

          (i) The Premises and the Premises Rentable Area shall be deemed amended to include the entire First Expansion Space within the Premises and the Premises and the Premises Rentable Area shall be increased by the 6,055 rentable square feet included in the First Expansion Space to be and consist of a total of 36,238 rentable square feet for all purposes under this Lease;

          (ii) Basic Rent per annum shall be increased by an annual amount (the "First Expansion Rent") equal to the Per Square Foot Rent Rate (as said term is defined in Section 14.29(b) hereof) from time to time applicable multiplied by the number of rentable square feet contained in the First Expansion Space;

          (iii) the Escalation Factor shall be deemed increased to be 91.78% for all purposes and, accordingly, Tenant's monthly and annual payments on account of the Escalation Charges shall be increased to reflect the increase in the Premises by virtue of the addition of the First Expansion Space;

          (iv) The increases in Basic Rent and Escalation Charges as determined pursuant to subparagraphs (i) through (iii) above shall become effective on the First Expansion Commencement Date.

                 As used herein, the term "First Expansion Commencement Date" shall be the last to occur of (i) January 31, 1997 (the "First Expansion Construction Completion Date"), or (ii) the day following the date on which the First Expansion Space is "ready for occupancy" as hereafter provided. Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the First Expansion Space for the conduct of its business prior to the First Expansion Commencement Date, such date shall for all purposes of this Lease be the First Expansion Commencement Date. The Tenant shall, upon demand of the Landlord, execute a certificate confirming the First Expansion Commencement Date as it is determined in accordance with the provisions of this paragraph.

               On or before July 31, 1996, Tenant shall deliver to Landlord a Space Plan together with certain written specifications (hereafter the "First Expansion Space Plan") depicting installations and improvements necessary to prepare the First Expansion Space for Tenant's occupancy. Upon receipt of the First Expansion Space Plan from Tenant, Landlord shall promptly cause its architects and engineers to prepare final working drawings and specifications reflecting the work and improvement shown on the First Expansion Space Plan (the "Proposed First Expansion Plans"). Upon completion of such Proposed First Expansion Plans, Landlord shall submit same to Tenant for review and approval together with a statement from Landlord (the "First Expansion Cost Statement") with respect to whether or not the costs of all work, materials, permit fees, architectural fees and engineering fees (the "Cost of First Expansion Work") necessary to prepare such Proposed First Expansion Plans and to complete the improvements shown thereon exceed $45,335.88 (the "First Expansion Allowance"). Such costs set forth in the First Expansion Cost Statement which are in excess of the First Expansion Allowance (the "First Expansion OBS Costs") shall be borne by Tenant in the manner hereafter specified. Tenant shall either approve or reject such Proposed First Expansion Plans within ten (10) days after receipt from Landlord. Tenant hereby agrees to approve and shall not unreasonably withhold or delay its approval of such Proposed First Expansion Plans provided that they are substantially in compliance with those matters set forth in the First Expansion Space Plan. Failure of Tenant to object to any aspect of such Proposed First Expansion Plans within the time and manner provided above shall be deemed an approval of such Proposed First Expansion Plans and authorization for Landlord to proceed with Landlord's First Expansion Work in accordance therewith. Tenant shall have the right to consult with Landlord's architect for purposes of review and approval of Proposed First Expansion Plans and review of the First Expansion Cost Statement. Landlord and Tenant shall each cooperate with the architect in connection with the preparation, review and approval of Proposed First Expansion Plans and the finalization of Tenant's First Expansion Plans.

               If Tenant shall reject any aspect of such Proposed First Expansion Plans within the time and manner provided above, Landlord shall promptly make such revisions to the Proposed First Expansion Plans as may be necessary so as to bring them into substantial compliance with the matters set forth in the First Expansion Space Plan and shall provide Tenant with a revised First Expansion Cost Statement based on the cost of completing the work shown on the revised Proposed First Expansion Plans. Tenant shall approve or reject such revised Proposed First Expansion Plans and First Expansion Cost Statement within ten (10) days after receipt. Tenant shall not unreasonably withhold or delay its approval to such revised Proposed First Expansion Plans provided that they substantially comply with the First Expansion Space Plan. Failure of Tenant to respond within the time and manner herein provided shall be deemed a waiver of such right by Tenant and Tenant shall be deemed to have approved such revised Proposed First Expansion Plans and First Expansion Cost Statement as submitted by Landlord and to have authorized Landlord to proceed with Landlord's First Expansion Work in accordance therewith. Upon approval by both Landlord and Tenant, such working drawings and specifications shall be deemed to be Tenant's First Expansion Plans for all purposes under this Lease. The OBS Costs described in such revised and accepted First Expansion Cost Statement shall, for all purposes hereunder, be deemed to be "First Expansion OBS Costs".

                 To the extent that Tenant shall request any changes or modifications to Tenant's First Expansion Plans (and provided that Landlord shall approve such changes, which approval will not be unreasonably withheld or delayed), Tenant shall pay the additional cost of completing Landlord's First Expansion Work resulting from such changes to Landlord as additional First Expansion OBS Costs hereunder as follows:
       50% of costs shall be paid at the time of approval of such change and 50% shall be paid on the First Expansion Commencement Date and Landlord's approval of any such proposed changes shall be accompanied by a Statement of First Expansion OBS Costs and Tenant's Delay, if any, which will result from such changes. Similarly, all First Expansion OBS Costs shall be paid in the same manner, 50% prior to Landlord commencing work and 50% on the First Expansion Commencement Date. Landlord and Tenant shall, if requested by the other, execute a work letter confirming such excess costs prior to the time Landlord shall be required to commence work.
       Upon final approval of any such revised Tenant's First Expansion Plans by Landlord and Tenant, Landlord shall promptly proceed with such Landlord's First Expansion Work.

            The First Expansion Space shall be deemed "ready for occupancy" on the first Business Day (the "First Expansion Substantial Completion Date") following written notice to Tenant that Landlord's First Expansion Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing substantial interference with Tenant's use of the First Expansion Space (i.e., so called "punch-list" items. Landlord's notice shall be accompanied by Landlord's Architect's certificate of completion (certified to Landlord and Tenant) of Landlord's First Expansion Work and, if applicable, a Certificate of Occupancy (as defined in Section 4.2(b) for the First Expansion Space. It is agreed and understood that a so-called "conditional" or "temporary" Certificate of Occupancy or Occupancy Permit shall be deemed to satisfy the C of O requirement of the immediately preceding sentence, provided that the only condition to issuance of a Final C of O then outstanding pertains solely to matters or work which are the responsibility of the Tenant rather than the obligation or responsibility of Landlord under this Lease. Tenant shall provide Landlord with a final punch list (the "First Expansion Punch-list") as to the status of completion of Landlord's First Expansion Work within ten (10) days after delivery to Tenant of the aforementioned notice that the First Expansion Space is "ready for occupancy." Tenant shall afford Landlord access to the First Expansion Space for the purpose of completing the First Expansion Punch List, which First Expansion Punch List shall be completed within thirty (30) days after the Landlord's receipt of the First Expansion Punch List.

            If the First Expansion Substantial Completion Date has not occurred by the First Expansion Construction Completion Date (as it may be extended by the terms hereof), Tenant shall have the right to terminate the provisions of this Section 14.29 and all of the rights and obligations of Landlord and Tenant under this Lease as they relate to the Expansion Space (and only the Expansion Space) by giving notice to Landlord, not later than thirty (30) days after the First Expansion Construction Completion Date (as so extended), of Tenant's desire so to do; and the provisions of this Section 14.29 and all of the rights and obligations of Landlord and Tenant under this Lease as they relate to the Expansion Space (and only the Expansion Space) shall cease and come to an end without further liability or obligation on the part of either party seventy-five (75) days after the giving of such notice, unless within such seventy-five (75) day period, Landlord substantially completes Landlord's First Expansion Work to the extent required by the provisions of this Section 14.29, which substantial completion shall void Tenant's election to terminate; and such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete Landlord's First Expansion Work within such time.

                 Unless Tenant shall have given Landlord written notice by the end of the first ninety (90) days after the First Expansion Commencement Date of specific respects in which Landlord has not performed Landlord's First Expansion Work in compliance with the matters set forth in the First Expansion Space Plan and the final approved Tenant's First Expansion Plans, Tenant shall have no claim that Landlord has failed to perform any of Landlord's First Expansion Work. Landlord hereby agrees to perform Landlord's First Expansion Work (i) in compliance with the requirements of the Americans with Disabilities Act of 1990, as amended to the extent applicable) (ii) in compliance with all applicable laws, rules, ordinances and codes in effect on the First Expansion Substantial Completion Date and (iii) in a good and workmanlike manner. Unless Landlord shall lease the Second Expansion Space to Workgroup, Landlord hereby agrees that it will not substantially alter the present physical layout of the Expansion Space between the date of this Lease and the First Expansion Commencement Date. In the event of any such alteration, Landlord shall restore same to its condition prior to such alteration.

                 If a delay shall occur in the First Expansion Substantial Completion Date as the result of:

                 (i) any written request by Tenant that Landlord delay in the commencement or completion of Landlord's First Expansion Work for any reason; or

                 (ii) any failure by Tenant to timely deliver the First Expansion Space Plan beyond July 31, 1996 or any change by Tenant in the First Expansion Space Plan or Tenant's failure to timely approve Proposed First Expansion Plans or First Expansion Cost Statements (except such changes as are required and necessary due to the fact that the Proposed First Expansion Plans are not submitted to Tenant substantially in accordance with the First Expansion Space Plan) submitted to Tenant for approval by Landlord; or

                 (iii) any other act or omission of Tenant or its officers, partners, agents, servants or contractors; or

                 (iv) any reasonably necessary displacement of any of Landlord's First Expansion Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in clauses (i),
       (ii) or (iii) of this paragraph and the fitting of such Work back into the schedule;

            then, in any such event, Tenant shall, from time to time and within ten (10) days after demand therefor, pay to Landlord for each day the First Expansion Substantial

       Completion Date is delayed by reason of the delays referred to in clauses
       (i), (ii), (iii) and (iv) above, an amount equal to one day of Basic Rent (pro-rated on a daily basis) applicable to the First Expansion Space for each such day of delay. Landlord shall provide Tenant with written notice of any circumstances which will result in a Tenant's Delay, which notice shall be given at the time of occurrence of such circumstance.

            If a delay in the First Expansion Substantial Completion Date, or if any substantial portion of such delay, is the result of Force Majeure, and such delay would not have occurred but for a delay described in (i),
       (ii), (iii) or (iv) above, such delay shall be deemed added to the delay described in that paragraph.

                 The delays referred to above are herein referred to collectively and individually as "Tenant's Delay".

            The First Expansion Construction Completion Date shall automatically be extended for the period of any delays caused by (i) Tenant's Delay or
       (ii) Force Majeure (provided that in no event shall Force Majeure alone extend the First Expansion Construction Completion Date beyond August 31,
       1997) or (iii) subject to the limitations of Section 14.29(a), any delay
           -
       in NEMRB vacating the First Expansion Space beyond October 31, 1996, but in no event beyond August 31, 1997 in the case of a delay in NEMRB vacating.

          (d) If the provisions of this Section 14.29 shall not be terminated pursuant to Section 14.29(a) hereof and provided that Tenant shall have leased the First Expansion Space as and when required by the provisions of Section 14.29(c) hereof then, Tenant shall lease the Second Expansion Space from Landlord pursuant to this Section 14.29(d) and effective as of the Second Expansion Commencement Date (as hereafter defined) the entire Second Expansion Space shall be added to and included within the "Premises" for all purposes under the Lease without the requirement of any further attention on the part of either Landlord or Tenant and in such case, effective as of the Second Expansion Commencement Date, this Lease shall be deemed amended in the following respects (and if requested by Landlord, Tenant shall promptly execute and deliver an amendment to this Lease reflecting the matters herein set forth):

          (i) The Premises and the Premises Rentable Area shall be deemed amended to include the entire Second Expansion Space within the Premises and the Premises and the Premises Rentable Area shall be increased by 3,244 rentable square feet included in the Second Expansion Space to be and consist of a total of 39,482 rentable square feet for all purposes under this Lease;

          (ii) Basic Rent per annum shall be increased by an annual amount (the "Second Expansion Rent") equal to the Per Square Foot Rent Rate (as said term is defined in Section 14.29(b) hereof) from time to time applicable multiplied by the number of rentable square feet contained in the Second Expansion Space;

          (iii) the Escalation Factor shall be deemed increased to be 100% for all purposes and, accordingly, Tenant's monthly and annual payments on account of the Escalation Charges shall be increased to reflect the increase in the Premises by virtue of the addition of the Second Expansion Space;

          (iv) The increases in Basic Rent and Escalation Charges as determined pursuant to subparagraphs (i) through (iii) above shall become effective on the Second Expansion Commencement Date.

                 As used herein, the term "Second Expansion Commencement Date" shall be the last to occur of (i) January 31, 1998 (the "Second Expansion Construction Completion Date"), or (ii) the day following the date on which the Second Expansion Space is "ready for occupancy" as hereafter provided. Notwithstanding the foregoing to the contrary, in the event that Workgroup shall remain in occupancy of the Second Expansion Space beyond October 31, 1997, Landlord, at its sole cost and expense, shall promptly commence summary process proceedings to cause the removal or eviction of Workgroup from the Expansion Space (and shall thereafter diligently pursue such action to completion) upon expiration of the term of the Workgroup Lease if Workgroup does not then vacate the Second Expansion Space. Notwithstanding anything contained in this Section
       14.29 to the contrary, in the event that Workgroup shall not vacate the Second Expansion Space on or before January 31, 1998, Tenant may, at its option, but written notice to Landlord on or before February 5, 1998 terminate the provisions of this Section 14.29(d) (the "Workgroup Termination Right") and all of Landlord and Tenant's rights and obligations under this Lease as they pertain to the Second Expansion Space (and only as they pertain to the Second Expansion Space), which termination shall be effective as of the date of such notice. Failure of Tenant to give Landlord such termination notice within the time and manner herein specified shall be deemed a waiver of Tenant's Workgroup Termination Right. Upon Workgroup vacating the Second Expansion Space, Landlord shall commence Landlord's Expansion Work (as hereafter defined) in the Second Expansion Space. Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Second Expansion Space for the conduct of its business prior to the Second Expansion Commencement Date, such date shall for all purposes of this Lease be the Second Expansion Commencement Date. The Tenant shall, upon demand of the Landlord, execute a certificate confirming the Second Expansion Commencement Date as it is determined in accordance with the provisions of this Section 14.29(d)

               On or before July 31, 1997, Tenant shall deliver to Landlord a Space Plan together with certain written specifications (hereafter the "Second Expansion Space Plan") depicting installations and improvements necessary to prepare the Second Expansion Space for Tenant's occupancy. Upon receipt of the Second Expansion Space Plan from Tenant, Landlord shall promptly cause its architects and engineers to prepare final working drawings and specifications reflecting the work and improvement shown on the Second Expansion Space Plan (the "Proposed Second Expansion Plans"). Upon completion of such Proposed Second Expansion Plans, Landlord shall submit same to Tenant for review and approval together with a statement from Landlord (the "Second Expansion Cost Statement") with respect to whether or not the costs of all work, materials, permit fees, architectural fees and engineering fees (the "Cost of Second Expansion Work") necessary to prepare such Proposed Second Expansion Plans and to complete the improvements shown thereon exceed $23,293.00 (the "Second Expansion Allowance"). Such costs set forth in the Second Expansion Cost Statement which are in excess of the Second Expansion Allowance (the "Second Expansion OBS Costs") shall be borne by Tenant in the manner hereafter specified. Tenant shall either approve or reject such Proposed Second Expansion Plans within ten (10) days after receipt from Landlord. Tenant hereby agrees to approve and shall not unreasonably withhold or delay its approval of such Proposed Second Expansion Plans provided that they are substantially in compliance with those matters set forth in the Second Expansion Space Plan. Failure of Tenant to object to any aspect of such Proposed Second Expansion Plans within the time and manner provided above shall be deemed an approval of such Proposed Second Expansion Plans and authorization for Landlord to proceed with Landlord's Second Expansion Work in accordance therewith. Tenant shall have the right to consult with Landlord's architect for purposes of review and approval of Proposed Second Expansion Plans and review of the Second Expansion Cost Statement. Landlord and Tenant shall each cooperate with the architect in connection with the preparation, review and approval of Proposed Second Expansion Plans and the finalization of Tenant's Second Expansion Plans.

               If Tenant shall reject any aspect of such Proposed Second Expansion Plans within the time and manner provided above, Landlord shall promptly make such revisions to the

       Proposed Second Expansion Plans as may be necessary so as to bring them into substantial compliance with the matters set forth in the Second Expansion Space Plan and shall provide Tenant with a revised Second Expansion Cost Statement based on the cost of completing the work shown on the revised Proposed Second Expansion Plans. Tenant shall approve or reject such revised Proposed Second Expansion Plans and Second Expansion Cost Statement within ten (10) business days after receipt. Tenant shall not unreasonably withhold or delay its approval to such revised Proposed Second Expansion Plans provided that they substantially comply with the Second Expansion Space Plan. Failure of Tenant to respond within the time and manner herein provided shall be deemed a waiver of such right by Tenant and Tenant shall be deemed to have approved such revised Proposed Second Expansion Plans and Second Expansion Cost Statement as submitted by Landlord and to have authorized Landlord to proceed with Landlord's Second Expansion Work in accordance therewith. Upon approval by both Landlord and Tenant, such working drawings and specifications shall be deemed to be Tenant's Second Expansion Plans for all purposes under this Lease. The OBS Costs described in such revised and accepted Second Expansion Cost Statement shall, for all purposes hereunder, be deemed to be "Second Expansion OBS Costs".

                 To the extent that Tenant shall request any changes or modifications to Tenant's Second Expansion Plans (and provided that Landlord shall approve such changes, which approval will not be unreasonably withheld or delayed), Tenant shall pay the additional cost of completing Landlord's Second Expansion Work resulting from such changes to Landlord as additional Second Expansion OBS Costs hereunder as follows: 50% of costs shall be paid at the time of approval of such change and 50% shall be paid on the Second Expansion Commencement Date and Landlord's approval of any such proposed changes shall be accompanied by a Statement of Second Expansion OBS Costs and Tenant's Delay, if any, which will result from such changes. Similarly, all Second Expansion OBS Costs shall be paid in the same manner, 50% prior to Landlord commencing work and 50% on the Second Expansion Commencement Date. Landlord and Tenant shall, if requested by the other, execute a work letter confirming such excess costs prior to the time Landlord shall be required to commence work. Upon final approval of any such revised Tenant's Second Expansion Plans by Landlord and Tenant, Landlord shall promptly proceed with such Landlord's Second Expansion Work.

            The Second Expansion Space shall be deemed "ready for occupancy" on the first Business Day (the "Second Expansion Substantial Completion Date") following written notice to Tenant that Landlord's Second Expansion Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing substantial interference with Tenant's use of the Second Expansion Space (i.e., so called "punch-list" items). Landlord's notice shall be accompanied by Landlord's Architect's certificate of completion (certified to Landlord and Tenant) of Landlord's Second Expansion Work and, if applicable, a C of O (as defined in Section 4.2(b) for the Second Expansion Space. It is agreed and understood that a so-called "conditional" or "temporary" Certificate of Occupancy or Occupancy Permit shall be deemed to satisfy the C of O requirement of the immediately preceding sentence, provided that the only condition to issuance of a Final C of O then outstanding pertains solely to matters or work which are the responsibility of the Tenant rather than the obligation or responsibility of Landlord under this Lease. Tenant shall provide Landlord with a final punch list (the "Second Expansion Punch-list") as to the status of completion of Landlord's Second Expansion Work within ten (10) days after delivery to Tenant of the aforementioned notice that the Second Expansion Space is "ready for occupancy." Tenant shall afford Landlord access to the Second Expansion Space for the purpose of completing the Second Expansion Punch List, which Second Expansion Punch List shall be completed within thirty (30) days after the Landlord's receipt of the Second Expansion Punch List.

           If the Second Expansion Substantial Completion Date has not occurred by the Second Expansion Construction Completion Date (as it may be extended by the terms hereof), Tenant shall have the right to terminate the provisions of this Section 14.29(d) and all of the rights and obligations of Landlord and Tenant under this Lease as they relate to the Second Expansion Space (and only the Second Expansion Space) by giving notice to Landlord, not later than thirty (30) days after the Second Expansion Construction Completion Date (as so extended), of Tenant's desire so to do; and the provisions of this Section 14.29(d) and all of the rights and obligations of Landlord and Tenant under this Lease as they relate to the Second Expansion Space (and only the Second Expansion Space) shall cease and come to an end without further liability or obligation on the part of either party seventy-five (75) days after the giving of such notice, unless within such seventy-five (75) day period, Landlord substantially completes Landlord's Second Expansion Work to the extent required by the provisions of this Section 14.29, which substantial completion shall void Tenant's election to terminate; and such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete Landlord's Second Expansion Work within such time.

                 Unless Tenant shall have given Landlord written notice by the end of the first ninety (90) days after the Second Expansion Commencement Date of specific respects in which Landlord has not performed Landlord's Second Expansion Work in compliance with the matters set forth in the Second Expansion Space Plan and the final approved Tenant's Second Expansion Plans, Tenant shall have no claim that Landlord has failed to perform any of Landlord's Second Expansion Work. Landlord hereby agrees to perform Landlord's Second Expansion Work (i) in compliance with the requirements of the Americans with Disabilities Act of 1990, as amended to the extent applicable) (ii) in compliance with all applicable laws, rules, ordinances and codes in effect on the Second Expansion Substantial Completion Date and (iii) in a good and workmanlike manner.

                 If a delay shall occur in the Second Expansion Substantial Completion Date as the result of:

                 (i) any written request by Tenant that Landlord delay in the commencement or completion of Landlord's Second Expansion Work for any reason; or

                 (ii) any failure by Tenant to timely deliver the Second Expansion Space Plan beyond July 31, 1997 or any change by Tenant in the Second Expansion Space Plan or Tenant's failure to timely approve Proposed Second Expansion Plans or Second Expansion Cost Statements (except such changes as are required and necessary due to the fact that the Proposed Second Expansion Plans are not submitted to Tenant substantially in accordance with the Second Expansion Space Plan) submitted to Tenant for approval by Landlord; or

                 (iii) any other act or omission of Tenant or its officers, partners, agents, servants or contractors; or

                 (iv) any reasonably necessary displacement of any of Landlord's Second Expansion Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in clauses (i),
       (ii) or (iii) of this paragraph and the fitting of such Work back into the schedule;

            then, in any such event, Tenant shall, from time to time and within ten (10) days after demand therefor, pay to Landlord for each day the Second Expansion Substantial Completion Date is delayed by reason of the delays referred to in clauses (i), (ii), (iii) and (iv) above, an amount equal to one day of Basic Rent (pro-rated on a daily basis) applicable to the Second Expansion Space for each such day of delay. Landlord shall provide Tenant with written notice of any circumstances which will result in a Tenant's Delay, which notice shall be given at the time of occurrence of such circumstance.

            If a delay in the Second Expansion Substantial Completion Date, or if any substantial portion of such delay, is the result of Force Majeure, and such delay would not have occurred but for a delay described in (i),
       (ii), (iii) or (iv) above, such delay shall be deemed added to the delay described in that paragraph.

                 The delays referred to above are herein referred to collectively and individually as "Tenant's Delay".

            The Second Expansion Construction Completion Date shall automatically be extended for the period of any delays caused by (i) Tenant's Delay or (ii) Force Majeure (provided that in no event shall Force Majeure alone extend the Second Expansion Construction Completion Date beyond August 31, 1998 or (iii) any delay in Workgroup vacating the Second Expansion Space beyond October 31, 1997, but in no event beyond August 31, 1998 in the event of Workgroup's failure to vacate.


       14.30  PERMITTED SIGNAGE.   Subject to the terms and conditions hereafter
              ------------------
       set forth and to all applicable building codes, ordinances, by-laws, zoning codes and land use restrictions, Landlord has agreed that Tenant may (to the extent permitted by applicable law) erect one sign (the
                                                                      -
       "Building Sign") on the exterior facade of the Building and one sign (the
                      -
       "Entry Sign") on the ground at the entrance to the Property in the vicinity of the existing street number sign (the Building Sign and the Entry Sign are sometimes hereafter collectively the "Exterior Sign"). It is hereby expressly agreed and understood that each Exterior Sign shall consist only of Tenant's name and logo. Landlord hereby reserves the right to review and approve the content, size, color, manner of illumination, manner of attachment to the Building (in the case of the
                                                          -
       Building sign) and location of each Exterior Sign, which approval shall not be unreasonably withheld or delayed by Landlord but with such reasonable additional conditions as Landlord may deem appropriate in its reasonable discretion. Landlord hereby approves those matters set forth hereinabove which are specifically expressed, provided and/or described in Exhibit H.

       Tenant shall be responsible (at its sole cost and expense) for obtaining all necessary governmental permits, approvals and authorizations for the approved Exterior Sign. Copies of all such permits, approvals and authorizations shall be delivered to Landlord prior to Tenant performing any work. In addition, Tenant shall, at its sole cost and expense, (i) pay for all work and materials, permits, and approvals necessary for the erection of the Exterior Signs (ii) continuously throughout the Term of this Lease, maintain and repair the Exterior Signs and (iii) upon any expiration or earlier termination of the

       Term of this Lease, remove the Exterior Signs from the

       Property, repairing any and all damage to the Building and the Property resulting from the installation and removal of such Exterior Sign.

          It is expressly agreed and understood that Landlord shall not be responsible for any costs or expenses in any way pertaining or related to the installation, repair, maintenance or removal of the Exterior Sign. The provisions of Article V of the Lease shall be applicable to Tenant's installation of the Exterior Sign. Landlord makes no representation or warranty as to whether the Exterior Sign will be permitted by applicable laws, ordinances or codes.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

TENANT:                   LANDLORD:
-------                   ---------

Desktop Data, Inc.            Teachers Realty
                              Corporation


By:                           By:
   ----------------------        ------------------------
                                 Richard J. Usas
Its:                             Its:  Assistant Secretary
    ---------------------

                                   EXHIBIT E
                                   ---------

                     (ITEMS INCLUDED IN OPERATING EXPENSES)



          Without limitation, Operating Expenses shall include:

               1. All expenses incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above excluding persons higher than Building Manager: provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably allocated on a proportionate basis by Landlord among the Property and such other properties based on time spent.

               2. The cost of services, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property including, without limitation, fees and assessments, if any, imposed upon Landlord, or charged to the Property, by any governmental agency or authority or other duly authorized private or public entity on account of public safety services, transit, housing, police, fire, sanitation or other services or purported benefits.

               3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be allocated by Landlord among the Property and such other properties.

               4. Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgagees in the Boston area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

               5. Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Boston area for similar properties, but in no event more than six percent (6%) of gross annual income, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building.

               6. If, at any time during the Term of this Lease after expiration of the First Lease Year, Landlord shall make a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made and (i) such capital expenditure was made in order to bring the Building into compliance with any law, code, ordinance, by-law or statute not in effect as of the date of this Lease or (ii) such capital expenditure was made in order to make the Building more operationally efficient or in order to reduce Operating Expenses (regardless of whether or not such efficiencies or reductions shall actually result) then in any such case, there shall nevertheless be included in Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such expenditure. The annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages, by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

               7. Betterment assessments provided the same are apportioned equally over the longest period permitted by law.

               8. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

          The following shall not be included in Operating Expenses:

     The following shall not be included in Operating Expenses:

     (a)  Work & Services.  Leasehold improvements, alterations and decorations
          ---------------
          or other work done for specific tenants of the Building.

     (b)  Promotional Expenses.  Advertising and promotional expenditures or
          --------------------
          contributions or gifts.

     (c)  Leasing Costs.  Costs incurred in connection with Landlord's
          -------------
          preparation, negotiation and/or enforcement of leases, including court costs and attorneys' fees and disbursements in connection with any summary proceeding to dispossess any tenant.

     (d)  Financing Costs.  Financing and refinancing costs in respect of any
          ---------------
          mortgage placed upon the Property, including points and commissions in connection therewith.

     (e)  Interest & Penalties.  Interest or penalties for any late payments by
          --------------------
          Landlord.

     (f)  Brokerage Commissions.  Leasing and brokerage fees and commissions.
          ---------------------

     (g)  Building Additions.  Costs of constructing any additional floors or
          ------------------
          rentable area to the Building after the original construction.

     (h)  Interest and Amortization.  Interest or amortization on any loan or
          -------------------------
          mortgage with respect to the Land or the Building.

     (i)  Legal & Accounting.  Legal and auditing fees or other professional
          ------------------
          fees, other than those reasonably incurred in connection with the maintenance and routine management and operation of the Land and Building.

     (j)  Ground Rent.  Rent or other charges payable under any ground or
          -----------
          underlying lease.

     (k)  Licenses & Permits.  Costs and expenses of governmental licenses and
          ------------------
          permits, or renewals thereof, unless the same are for governmental licenses or permits normal to the operation or maintenance of the Land or Building.

                                   EXHIBIT G

                             RULES AND REGULATIONS


          1. The sidewalks, paved and/or landscaped areas shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the demised premises.

          2. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the demised premises or Building so as to be visible from outside the demised premises without the prior written consent of Landlord, which will not be unreasonably withheld or delayed. In the event of the violation of this paragraph, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant, as additional rent.

          3. No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the demised premises or any outside wall of the Building without the prior written consent of Landlord, which will not be unreasonably withheld or delayed so long as said upon other portions of the Building. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord. If any portion of the demised premises which is not used for office purposes shall have windows, such windows shall be equipped with curtains, blinds or shades approved by Landlord, and said curtains, blinds or shades shall be kept closed at all times.

          4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids, chemicals, process water, cooling water or like substances shall be deposited therein. Said plumbing fixtures and the discharge of so-called sanitary waste. All damage resulting from any misuse of said fixtures and/or plumbing system by Tenant or anyone claiming under Tenant shall be borne by Tenant.

          5. Tenant must, upon the termination of its tenancy, return to Landlord all locks, cylinders and keys to the demised premises and any offices therein

          6. Tenant shall keep any sidewalks and planters in front of the demised premises reasonably free and clear of litter and refuse, regardless of the source thereof.

          7. Intentionally Omitted.

          8. Tenant shall not make, or permit to be made, any unseemly or disturbing odors or noises or disturb or interfere with occupants of the Building or those having business with them, whether by use of any musical instrument, radio machine, or in any other way.

          9. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

         10. Tenant shall keep the demised premises free at all time of pests, rodents and other vermin, and Tenant shall keep all trash and rubbish stored in containers of a type approved by Landlord, such containers to be kept at locations designated by Landlord. Tenant shall cause such containers to be emptied whenever necessary to prevent them from overflowing or form producing any objectionable odors.

          11. Landlord reserves the right to rescind, alter, waive and/or establish any reasonable rules and regulations of uniform application to all tenants which, in its judgment, are necessary, desirable or proper for its best interests and the best interests of the occupants of the Building.

          12. The access roads, driveways, entrances and exits shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress.

                                   EXHIBIT H
                                   ---------

                           TENANT'S APPROVED SIGNAGE
                           -------------------------



     As f the date of this Lease, Tenant has not provided any information regarding signage. Accordingly, any signage proposed by Tenant shall be subject to the provisions of Article V and this Section 14.30.